Filed pursuant to Rule 424(b)(3)

Registration No. 333-239384

Prospectus

Endonovo Therapeutics, Inc.

4,923,036 Shares
Common Stock

This prospectus relates to the offer and resale of up to 4,923,036 shares of our common stock, par value $0.0001 per share, by the selling stockholder, and Cavalry Fund I LP., or “Cavalry”. Cavalry has agreed to purchase up to $10,000,000 in share value pursuant to the Equity Line Purchase Agreement, dated May 18, 2020 between Cavalry and us. Subject to the terms and conditions of such agreement, which is referred to in this prospectus as the “ELPA” or the “Equity Line”, we have the right to put up to $10,000,000 million in shares of our common stock to Cavalry. This arrangement is sometimes referred to as an “Equity Line.” For more information on the selling stockholder, please see the section of this prospectus entitled “Selling Stockholder”.

As of July 15, 2020, the Company had 15,041,508 issued and outstanding shares of common stock. These 4,923,036 shares represent 32.7% of the number of currently outstanding shares. Upon issuance of these shares, the total number of issued and outstanding shares of common stock will be 19,964,544 and the registered shares will then represent 24.7% of those shares. Additionally, as of July 15, 2020, these 4,923,036 shares represent 35.6% of the current float of 13,837,021.

We will not receive any proceeds from the resale of these shares of common stock offered by Cavalry. We will, however, receive proceeds from the sale of shares to Cavalry pursuant to the Equity Line. When we put an amount of shares to Cavalry, the per share purchase price that Cavalry will pay to us in respect of such put will be determined in accordance with a formula set forth in the ELPA. Generally, in respect of each put, Cavalry will pay us a per share purchase price generally equal to eight five percent (85%) of the average closing price of our common stock during the three (3) consecutive trading day period ending on the trading day of the delivery of the put applicable put notice.

Cavalry may sell the shares of common stock from time to time at the prevailing market price on the OTCQB market, or on an exchange if our shares of common stock become listed for trading on such an exchange, or in negotiated transactions. Cavalry is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) in connection with the resale of our common stock under the Equity Line. For more information, please see the section of this prospectus entitled “Plan of Distribution”. Cavalry is also receiving shares of our stock as part of its commitment fee under the ELPA and 771,926 of such shares are included in this prospectus.

Our common stock is quoted on the OTCQB market under the symbol “ENDV”. The last reported sale price of our common stock on the OTCQB market on July 15, 2020 was $0.09 per share.

Investing in the offered securities involves a high degree of risk, including those risks set forth in the “Risk Factors” section of this prospectus, as well as those set forth in any prospectus supplement.

We will be responsible for all fees and expenses incurred in connection with the preparation and filing of this registration statement, provided, however, we will not be required to pay any underwriters’ discounts or commissions relating to the securities covered by the registration statement.

You should read this prospectus and any prospectus supplement carefully before you decide to invest. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus July 16, 2020

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This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized anyone to provide you with information or to make any representation on behalf of the Company that is different from that contained in this prospectus. You should not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered by this prospectus under circumstances and in jurisdictions where it is lawful to do so. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the date of delivery of this prospectus or of any sales of these securities. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus. This prospectus may be used only in jurisdictions where it is legal to sell these securities.

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CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus are “forward-looking statements”. These statements are based on the current expectations, forecasts, and assumptions of our management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are sometimes identified by language such as “believe,” “may,” “could,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “appear,” “future,” “likely,” “probably,” “suggest,” “goal,” “potential” and similar expressions and may also include references to plans, strategies, objectives, and anticipated future performance as well as other statements that are not strictly historical in nature. The risks, uncertainties, and other factors that could cause our actual results to differ materially from those expressed or implied in this prospectus include, but are not limited to, those noted under the caption “Risk Factors” beginning on page 6 of this prospectus. Readers should carefully review this information as well the risks and other uncertainties described in other filings we may make after the date of this prospectus with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on forward-looking statements. They reflect opinions, assumptions, and estimates only as of the date they were made, and we undertake no obligation to publicly update or revise any forward- looking statements in this prospectus, whether as a result of new information, future events or circumstances, or otherwise

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PROSPECTUS SUMMARY

This summary highlights the information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that you should consider before buying shares of our common stock. You should read the entire prospectus and any prospectus supplements carefully, especially the sections entitled “Caution Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” together with our financial statements and the related notes included elsewhere in this prospectus and in any prospectus supplements related thereto, before deciding to purchase shares of our common stock.

ENDONOVO THERAPEUTICS, INC.

Depending upon the context, the terms “ENDV,” “Endonovo Therapeutics, Inc.” “Company,” “we,” “our” and “us,” refers to either Endonovo Therapeutics, Inc. alone or Endonovo Therapeutics, Inc. and its subsidiaries collectively.

Organizational History

Endonovo Therapeutics, Inc. and Subsidiaries (the “Company” or “ENDV” “we” “us” “our”) is primarily focused in the business of biomedical research and development, particularly in regenerative medicine and pain management, which has included the development and marketing of its proprietary and patented square wave form SofPulse® device. The Company has historically been involved with intellectual property licensing, commercialization and debt portfolio management. No assurances can be made that the Company will be successful in achieving its plans.

Our Principal Executive Offices. Our principal executive offices are located at 6320 Canoga Avenue, 15th Floor, Woodland Hills, CA 91367, our telephone number is (800) 489-4774 and our website address is www.endonovo.com. Information included or referred to on our website is not a part of this prospectus.

Summary of the Offering

This prospectus relates to the resale of up to 4,923,036 shares of our common stock by Cavalry. The ELPA with Cavalry provides that Cavalry is committed to purchase up to $10,000,000 of our common stock over the course of 24 months. We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the ELPA. A maximum of 4,923,036 shares may be issued under the ELPA pursuant to this prospectus generally at per-share prices set at eighty-five percent (85%) of the average closing price for the last three trading days beginning on the date of delivery of the applicable put notice (the “Pricing Period”).

The ELPA is further described below under the heading, “ELPA”.

Shares of common stock offered by us	None.

Shares of common stock offered by the Selling Shareholder

As of July 15, 2020, the Company had 15,041,508 issued and outstanding shares of common stock. These 4,923,036 shares represent 32.7% of the number of currently outstanding shares. Upon issuance of these shares, the total number of issued and outstanding shares of common stock will be 19,964,544 and the registered shares will then represent 24.7% of those shares. Additionally, as of July 15, 2020, these 4,923,036 shares represent 35.6% of the current float of 13,837,021.

Offering Price	To be determined by the prevailing market price for the shares at the time of the sale or in negotiated transactions.

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Use of proceeds	We will not receive any proceeds from the sale of shares by the selling stockholder. However, we will receive proceeds from the Equity Line. See “Use of Proceeds.” We intend to use such proceeds for working capital, reduction of indebtedness, acquisitions and other general corporate purposes.

Risk Factors	An investment in our common stock is speculative and involves substantial risks. You should read the “Risk Factors” section of this prospectus for a discussion of certain factors to consider carefully before deciding to invest in shares of our common stock.

Plan of Distribution	The shares of common stock covered by this prospectus may be sold by the selling stockholder in the manner described under “Plan of Distribution.”

OTC Markets Symbol	“ENDV”

ELPA

We entered into the ELPA with Cavalry on May 18, 2020. Pursuant to the ELPA, Cavalry committed to purchase up to $10,000,000 of our common stock, over the course of 24 months. The obligations of Cavalry as imposed by the terms of this agreement are non-transferrable. The aggregate number of shares issuable by us and purchasable by Cavalry under the ELPA pursuant to this prospectus is 4,923,036. However, we anticipate that 771,926 of the shares covered by this prospectus will be granted to Cavalry as commitment shares under the terms of the ELPA. To date, we have sold none of the available shares, but we have issued 385,963 commitment shares to Cavalry.

We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the ELPA. Generally the maximum amount that we are entitled to put in any one notice is 300,000 shares, although if the price of our shares increases we are permitted to put a greater number of shares all according to formulas set forth in the ELPA. The purchase price shall generally be set at eighty-five percent (85%) of the average closing price of our common stock prior to the delivery of the put.

There are circumstances under which we will not be entitled to put shares to Cavalry, including the following:

● we will not be entitled to put shares to Cavalry unless there is an effective registration statement under the Securities Act to cover the resale of the shares by Cavalry;

● we will not be entitled to put shares to Cavalry unless our common stock continues to be quoted on the OTCQB market, or becomes listed on a national securities exchange; and

● we will not be entitled to put shares to Cavalry to the extent that such shares would cause Cavalry’s beneficial ownership (including ownership of any commitment shares in then holds) to exceed 4.99% of our outstanding shares.

The ELPA further provides that the Company and Cavalry are each entitled to customary indemnification from the other for any losses or liabilities we or it suffers as a result of any breach by the other of any provisions of the ELPA or our registration rights agreement with Cavalry, or as a result of any lawsuit brought by a third-party arising out of or resulting from the other party’s execution, delivery, performance or enforcement of the ELPA or the registration rights agreement.

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The ELPA also contains representations and warranties of each of the parties. The assertions embodied in those representations and warranties were made for purposes of the ELPA and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the ELPA. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a stockholder or investor might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts.

In connection with the preparation of the ELPA and the registration rights agreement, we agreed to pay Cavalry’s attorney fees of up to $25,000.

Under the terms of the ELPA we are required to pay at least 50% of the funds we receive from Puts to the holders of certain notes we have previously issued. We are also required to ensure that none of the holders of these notes convert any of their notes at any time that we are delivering Puts to Cavalry.

Registration Rights Agreement

Pursuant to the terms of a Registration Rights Agreement, dated as of May 18, 2020, between Cavalry and us, we are obligated to file one or more registration statements with the SEC to register the resale by Cavalry of shares of common stock issued or issuable under the ELPA including shares issued pursuant to puts and commitment shares. The aggregate number of shares registered prior to this registration statement is zero. We have agreed that, in the event that this registration fails to register all of the shares necessary to fulfill our contractual obligations, we will amend this statement and file new registration statements. This registration process will continue until such time as all of the dollar amounts available under the credit line, using shares of common stock issuable under the ELPA, have been registered for resale on effective registration statements. In no event will we be obligated to register for resale more than $10,000,000 in value of shares of common stock.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should consider the risks described below and the other information contained in this prospectus carefully before deciding to invest in our common stock. If any of the following risks actually occur, our business, financial condition and operating results could be harmed. As a result, the trading price of our common stock could decline, and you could lose a part or all of your investment.

RISK FACTORS

An investment our common stock is highly speculative and involves a high degree of risk. The risk factors described below summarize some of the material risks inherent in an investment in us. These risk factors are not presented in any particular order of significance. Each prospective investor should carefully consider the following risk factors inherent in and affecting our business and the Offering before making an investment decision. You should also refer to the other information set forth in this Prospectus and to the risk factors in our SEC filings.

Risks Relating to our Financial Condition

We are a company with a limited operating history and have not generated significant revenues to date. We may never generate significant revenues. Our predecessor company, Hanover Asset Management, Inc. was incorporated in November 2008 in California. For the purpose of reincorporating in Delaware, we merged with a newly incorporated successor company, now called Endonovo Therapeutics, Inc., in July 2011. We have incurred losses since our inception. As of December 31, 2019, we had a total accumulated deficit of $(52,934,786) and as of March 31, 2020 we had a total accumulated deficit of $(48,596,368). While we have begun to realize revenues from the sale of SofPulse® devices, it is impossible for us meaningfully project the revenue levels that might be achieved or whether and when we might become profitable. In order to increase the market of our devices and to capitalize on the potential of our intellectual property, we must conduct clinical trials, obtain FDA approvals and seek recognition of our therapies within the healthcare industry including third party payors. We must also attract, retain, and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so could lead to an inability to meet our financial obligations and therefore result in bankruptcy and the loss of your entire investment in our common shares.

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Our internal controls are not effective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

We currently have a limited executive management group managing the financial controls of the Company.

We have a Chief Executive Officer, Alan Collier, who is responsible for monitoring and ensuring compliance with our internal control procedures. As a result, our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon the reporting may make an uninformed investment decision.

Risks Relating to our Business and our Industry

We may encounter numerous difficulties frequently encountered by companies in the early stage of operations.

We have a limited operating history upon which an investor can evaluate our current business and future prospects. Any potential investor must consider the risks and difficulties frequently encountered by early-stage companies. Historically, there has been a high failure rate among early-stage companies. Our future performance will depend upon a number of factors, including our ability to:

●	generate revenues and implement our business plan and growth strategy;
●	attract and retain marketing and commercial sponsors;
●	aggressively counter and respond to actions by our competitors;
●	maintain adequate control of our expenses;
●	attract, retain and motivate qualified personnel;
●	react to member preferences and demands;
●	maintain regulatory compliance; and
●	generate sufficient working capital through our operations or through issuance of additional debt or equity financing, and to continue as a going concern.

We cannot assure investors that we will successfully address any of these factors, and our failure to do so could have a material adverse effect on our business, financial condition, results of operations and future prospects.

The loss of the services of our key management and personnel or the failure to attract additional key personnel could adversely affect our ability to operate our business.

A loss of one or more of our current officers or key employees could severely and negatively impact our operations. We have no present intention of obtaining key-man life insurance on any of our executive officers or management. Additionally, competition for highly skilled technical, managerial and other personnel is intense. As our business develops, we might not be able to attract, hire, train, retain and motivate the highly skilled managers and employees we need to be successful. If we fail to attract and retain the necessary technical and managerial personnel, our business will suffer and might fail.

Our limited operating history could delay our growth and result in the loss of your investment.

We were incorporated in 2011. However, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their growth stage of development. Such risks include, but are not limited to, dependence on the growth of use of technology and services, complete product development, clinical trials and obtain industry acceptance while responding to competitive developments and attracting, retaining, and motivating qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so could lead to an inability to meet our financial obligations and therefore result in bankruptcy and the loss of your entire investment in our common shares. In November 2017 we acquired substantial intellectual property related to our electroceutial business from Rio Grande Neurosciences, Inc.. However, we will be required to allocate our limited resources effectively to complete required FDA trials and obtain market acceptance for our products.

Our ability to implement and manage growth strategy is uncertain.

We plan on expanding the market segments in which we acquire approval of medical indications. Implementation of our growth strategy may impose significant strain on our management, operating systems and financial resources. Failure by the Company to manage its growth, or unexpected difficulties encountered during expansion into different markets, could have a materially adverse impact on our results of operations or financial condition. Our ability to continue to operate our business depends upon a number of factors, including (i) generating sufficient funds for operations, (ii) our executive management team and our financial and accounting controls, and (iii) staffing, training and retaining skilled on-site management personnel. Certain of these factors are beyond our control and may be affected by the economy or actions taken by competing companies. Further, there can be no assurance that our market analysis and proprietary business data will continue to support our current marketing plans.

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We may not be able to retain our key personnel or attract additional personnel, which could affect our ability to complete necessary clinical trials and obtain approvals so that we can generate revenue sufficient to continue as a going concern diminishing your return on investment.

Our performance is substantially dependent on the services and on the performance of our Management. Endonovo Therapeutics is, and will be, heavily dependent on the skill, acumen and services of our key executives. Our performance also depends on our ability to attract, hire, retain and motivate our officers and key employees. The loss of the services of our executives could result in lost revenue depending on the length of time and effort required to find qualified replacements. We have not entered into long-term employment agreements with all of our key personnel and currently have no “Key Employee” life insurance policies.

Our future success may also depend on our ability to identify, attract, hire, train, retain and motivate other highly skilled technical, managerial, marketing and customer service personnel.

Competition for such personnel is intense, and there can be no assurance that we will be able to successfully attract, assimilate or retain sufficiently qualified personnel. If we are unable to attract, retain, and train the necessary technical, managerial, marketing and customer service personnel, our expectations of increasing our clientele could be hindered, and the profitability of Endonovo Therapeutics reduced.

As the Company intends to be conducting international business transactions, it will be exposed to local business risks in different countries, which could have a material adverse effect on its financial condition or results of operations.

The Company intends to promote and sell its products internationally by virtue of the global access to its products line and it expects to have customers located in several countries. The Company’s international operations will be subject to risks inherent in doing business in foreign countries, including, but not necessarily limited to:

●	New and different legal and regulatory requirements in local jurisdictions;
●	Potentially adverse tax consequences, including imposition or increase of taxes on transactions or withholding and other taxes on remittances and other payments by subsidiaries;
●	Risk of nationalization of private enterprises by foreign governments;
●	Legal restrictions on doing business in or with certain nations, certain parties and/or certain products; and,
●	Local economic, political and social conditions, including the possibility of hyperinflationary conditions and political instability.

The Company may not be successful in developing and implementing policies and strategies to address the foregoing factors in a timely and effective manner in the locations where it will do business. Consequently, the occurrence of one or more of the foregoing factors could have a material adverse effect on its base operations and upon its financial condition and results of operations.

Since our products may be available over the Internet in foreign countries and the Company may have customers residing in foreign countries, foreign jurisdictions may require it to qualify to do business in their country. It will be required to comply with certain laws and regulations of each country in which it conducts business, including laws and regulations currently in place or which may be enacted related to Internet services available to the residents of each country from online sites located elsewhere.

The Company’s operations in developing markets could expose it to political, economic and regulatory risks that are greater than those it may face in established markets. Further, its international operations may require it to comply with additional United States and international regulations.

For example, it may be required to comply with the Foreign Corrupt Practices Act, or “FCPA,” which prohibits companies or their agents and employees from providing anything of value to a foreign official or agent thereof for the purposes of influencing any act or decision of these individuals in their official capacity to help obtain or retain business, direct business to any person or corporate entity or obtain any unfair advantage. The Company may operate in some nations that have experienced significant levels of governmental corruption. Its employees, agents and contractors, including companies to which it outsources business operations, may take actions in violation of its policies and legal requirements. Such violations, even if prohibited by its policies and procedures, could have an adverse effect on its business and reputation. Any failure by the Company to ensure that its employees and agents comply with the FCPA and applicable laws and regulations in foreign jurisdictions could result in substantial civil and criminal penalties or restrictions on its ability to conduct business in certain foreign jurisdictions, and its results of operations and financial condition could be materially and adversely affected.

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We may be subject to litigation that will be costly to defend or pursue and uncertain in its outcome.

Our business relies in large part on granted patents which we own. However, the grant of a patent does not ensure that litigation will not arise where the validity of the patent is challenged or that the patent will not be found by a court to infringe upon patents held by others. Furthermore, any litigation relating to our patent rights is likely to be expensive and may require a significant amount of management’s time and attention, at the expense of other aspects of our business. The outcome of litigation is always uncertain, and in some cases could include judgments against us that require us to pay damages, enjoin us from certain activities, or otherwise affect our legal or contractual rights, which could have a significant adverse effect on our business and financial condition.

We may not be able to obtain third-party reimbursement or favorable product pricing, which would reduce our ability to operate profitably.

Our ability to successfully commercialize certain of our proposed products may depend to a significant degree on reimbursement of the costs of such products and related services at acceptable levels from government authorities and other organizations. We cannot assure you that reimbursement in the United States or foreign countries will be available for any products we may develop or, if available, will not be decreased in the future, or that reimbursement amounts will not reduce the demand for, or the price of, our products with a consequent harm to our business. We cannot predict what additional regulation or legislation may be enacted in the future or what effect such regulation or legislation may have on our business. If additional regulations are overly onerous or expensive makes our business more expensive or burdensome than originally anticipated, we may be forced to significantly downsize our business plans or completely abandon our business model.

We have not adopted various corporate governance measures, and as a result stockholders may have limited protections against interested director transactions, conflicts of interest and similar matters.

Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of corporate management and the securities markets. Because our securities are not yet listed on a national securities exchange, we are not required to adopt these corporate governance measures and have not done so voluntarily in order to avoid incurring the additional costs associated with such measures. Furthermore, the absence of the governance measures referred to above with respect to our Company may leave our stockholders with more limited protection in connection with interested director transactions, conflicts of interest and similar matters.

Certain provisions of Delaware law applicable to Endonovo could also delay a merger, tender offer, or proxy contest or make one more difficult.

As a Delaware corporation, we are subject to Delaware law, including Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless certain specific requirements are met as set forth in Section 203. These provisions, alone or together, could have the effect of deterring or delaying changes in incumbent management, proxy contests or changes in control.

Risks Relating to Our Reliance on Third Parties

Because our Business Involves Medical Technology, Our Business Tends to be Capital Intensive.

We are likely to require additional capital to maintain operations or expand our business. We have not made any arrangements to obtain any additional financing. Any additional financing may only be available on terms unfavorable to us and disadvantageous to our shareholders.

The Protection from our Future Patents is Uncertain.

We will rely on patents and trade secrets for the protection of our intellectual property. The issuance of a patent by the Patent Office does not ensure that the patent will be upheld if it is challenged in litigation or that the patent will not be found to infringe upon patents validly issued to others. We could be exposed to substantial litigation expense defending their intellectual property as well as liability to others.

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Our Products may Become Technologically Obsolete.

The medical products market is characterized by extensive research and development activities. New developments are expected to continue at a rapid pace and there can be no assurance that new discoveries will not render our products, processes and devices uneconomical or obsolete. The likelihood of success for our products must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the development of new medical processes, devices and products and their level of acceptance by the medical community.

We may Encounter Liabilities Involving Customers and Third Parties.

The sale of medical devices can result in claims for injury if a product causes harm or fails to perform as promised. Although we have not been subject to any such claim, no assurance can be given that such claims will not be made in the future or that we can obtain any insurance coverage. If we were subject to an uncovered claim, our assets could be greatly reduced.

Government Regulations May Result in Costs and Delays.

The development, testing, production and marketing of our future products are subject to regulation by the FDA as devices under 1976 Medical Device Amendments to the Federal Food, Drug and Cosmetic Act. Additionally, our products may be subject to regulation by similar agencies in other states and foreign countries. While we believe that we have complied with all applicable laws and regulations, continued compliance with such laws or regulations, including any new laws or regulations, might impose additional costs on us which could adversely affect its financial performance and results of operations.

We depend on our collaborators to help us develop and test our devices, and our ability to develop and commercialize our devices may be impaired or delayed if collaborations are unsuccessful.

Our strategy for the development, testing and commercialization of our devices may require that we enter into collaborations with consultants, corporate partners, licensors, licensees and others. We are dependent upon the subsequent success of these other parties in performing their respective responsibilities and the continued cooperation of our partners. Our collaborators may not cooperate with us or perform their obligations under our agreements with them. We cannot control the amount and timing of our collaborators’ resources that will be devoted to our research and development activities related to our collaborative agreements with them. Our collaborators may choose to pursue existing or alternative technologies in preference to those being developed in collaboration with us.

Under agreements with collaborators, we may rely significantly on such collaborators to, among other things, design prototypes for and value our intellectual property, and market for us any commercial products that result from our collaborations.

The development and commercialization of our proprietary square wave form device will be delayed if collaborators fail to conduct these activities in a timely manner, or at all. In addition, our collaborators could terminate their agreements with us and we may not receive any development or milestone payments. If we do not achieve milestones set forth in the agreements, or if our collaborators breach or terminate their collaborative agreements with us, our business may be materially harmed.

For initial or additional pre-clinical and clinical trials (“Clinical Trials”) required for our proprietary square wave form device by the FDA or with respect to Clinical Trials relating to the development of our core technology for other applications, we depend on clinical investigators and clinical sites and other third parties to manage the trials and to perform related data collection and analysis, and, as a result, we may face costs and delays that are outside of our control.

With respect to any additional clinical studies for our products which are required by the FDA or with respect to Clinical Trials relating to the development of our core technology for other applications, we rely on clinical investigators and clinical sites, some of which are private practices, and some of which are research university- or government-affiliated, to enroll patients in our Clinical Trials. We may rely on: pathologists and pathology laboratories; a contract research organization to assist in monitoring, collection of data, and ensuring FDA Good Clinical Practices (“GCP”) are observed at our sites; a consultant biostatistician; and other third parties to manage the trial and to perform related data collection and analysis.

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However, we may not be able to control the amount and timing of resources that clinical sites and other third parties may devote to our Clinical Trials. If these clinical investigators and clinical sites fail to enroll a sufficient number of patients in our Clinical Trials, or if the clinical sites fail to comply adequately with the clinical protocols, we will be unable to complete these trials, which could prevent us from obtaining regulatory approvals for our products or other products developed from our core technology. Our agreements with clinical investigators and clinical sites for clinical testing place substantial responsibilities on these parties and, if these parties fail to perform as expected, our trials could be delayed or terminated.

If these clinical investigators, clinical sites or other third parties do not carry out their contractual duties or obligations or fail to meet expected deadlines, or if the quality or accuracy of the clinical data they obtain are compromised due to their failure to adhere to our clinical protocols or for other reasons, our Clinical Trials may be extended, delayed or terminated, and we may be unable to obtain regulatory approval for, or successfully commercialize, our products or other products developed from our core technology.

In addition to the foregoing, any initial or additional clinical studies for any of our products which are required by the FDA and any Clinical Trials relating to the development of our core technology for other applications may be delayed or halted for numerous other reasons, including, but not limited to, the following:

●	the FDA, an Institutional Review Board (“IRB”) or other regulatory authorities place our clinical trial on hold;
●	patients do not enroll in Clinical Trials at the rate we expect;
●	patient follow-up is not at the rate we expect;
●	IRBs and third-party clinical investigators delay or reject our trial protocol;
●	third-party organizations do not perform data collection and analysis in a timely or accurate manner;
●	regulatory inspections of our Clinical Trials or manufacturing facilities, among other things, require us to undertake corrective action or suspend or terminate our Clinical Trials, or invalidate our Clinical Trials;
●	changes in governmental regulations or administrative actions; and
●	the interim or final results of the clinical trial are inconclusive or unfavorable as to safety or effectiveness.

If our products are approved for reimbursement, we anticipate experiencing significant pressures on pricing.

We may not develop a substantial amount of commercialized products.

We are a development stage company and currently have one commercialized product, the SofPulse. We believe that the patents that we have acquired will allow us to develop additional devices and prove usefulness for other applications. However, while we believe we will achieve the desired clinical results, commercialization of each of our products remains subject to certain significant risks. Our efforts may not lead to commercially successful products for a number of reasons, including:

●	we may not be able to obtain regulatory approvals for our devices, or the approved indication may be narrower than we seek;
●	any of our devices may not prove to be safe and effective in Clinical Trials to the FDA’s satisfaction;
●	physicians may not receive any reimbursement from third-party payers, or the level of reimbursement may be insufficient to support widespread adoption of our devices;
●	we may experience delays in our continuing development program;
●	any products that are approved by regulators may not be accepted in the marketplace by physicians or patients;
●	we may not have adequate financial or other resources to complete the continued development or to commence the commercialization of the our devices and we will not have adequate financial or other resources to achieve significant commercialization of our devices;
●	we may not be able to manufacture our products in commercial quantities or at an acceptable cost; and
●	rapid technological change may make our technology and products obsolete.

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If we are unable to obtain regulatory approval for or successfully commercialize our products, we will be unable to generate revenue outside of our present approved device, the SofPulse®.

Non-FDA Government Regulation May Affect our Results.

The advertising of our devices will be subject to both FDA and Federal Trade Commission regulations. In addition, the sale and marketing of our devices will be subject to a complex system of federal and state laws and regulations intended to deter, detect, and respond to fraud and abuse in the healthcare system. These laws and regulations restrict and may prohibit pricing, discounting, commissions and other commercial practices that may be typical outside of the healthcare business. In particular, anti-kickback and self-referral laws and regulations will limit our flexibility in crafting promotional programs and other financial arrangements in connection with the sale of our products and related services, especially with respect to physicians seeking reimbursement through Medicare or Medicaid. These federal laws include, by way of example, the following:

●	the anti-kickback statute prohibits certain business practices and relationships that might affect the provision and cost of healthcare services reimbursable under Medicare, Medicaid and other federal healthcare programs, including the payment or receipt of remuneration for the referral of patients whose care will be paid by Medicare or other federal healthcare programs;
●	the physician self-referral prohibition, commonly referred to as the Stark Law, which prohibits referrals by physicians of Medicare or Medicaid patients to providers of a broad range of designated healthcare services in which the physicians or their immediate family members have ownership interests or with which they have certain other financial arrangements;
●	the anti-inducement law, which prohibits providers from offering anything to a Medicare or Medicaid beneficiary to induce that beneficiary to use items or services covered by either program;
●	the Civil False Claims Act, which prohibits any person from knowingly presenting or causing to be presented false or fraudulent claims for payment by the federal government, including the Medicare and Medicaid programs; and
●	the Civil Monetary Penalties Law, which authorizes the US Department of Health and Human Services (“HHS”) to impose civil penalties administratively for fraudulent or abusive acts.

Sanctions for violating these federal laws include criminal and civil penalties that range from punitive sanctions, damage assessments, money penalties, imprisonment, denial of Medicare and Medicaid payments, or exclusion from the Medicare and Medicaid programs, or both. These laws also impose an affirmative duty on those receiving Medicare or Medicaid funding to ensure that they do not employ or contract with persons excluded from the Medicare and other government programs.

Many states have adopted or are considering legislative proposals similar to the federal fraud and abuse laws, some of which extend beyond the Medicare and Medicaid programs to prohibit the payment or receipt of remuneration for the referral of patients and physician self-referrals regardless of whether the service was reimbursed by Medicare or Medicaid. Many states have also adopted or are considering legislative proposals to increase patient protections, such as limiting the use and disclosure of patient-specific health information. These state laws typically impose criminal and civil penalties similar to the federal laws.

In the ordinary course of their business, medical device manufacturers and suppliers have been and are subject regularly to inquiries, investigations and audits by federal and state agencies that oversee these laws and regulations. Recent federal and state legislation has greatly increased funding for investigations and enforcement actions, which have increased dramatically over the past several years. This trend is expected to continue. Private enforcement of healthcare fraud also has increased, due in large part to amendments to the Civil False Claims Act in 1986 that were designed to encourage private persons to sue on behalf of the government. These whistleblower suits by private persons, known as qui tam relaters, may be filed by almost anyone, including physicians and their employees and patients, our employees, and even competitors. The Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), in addition to its privacy provisions, created a series of new healthcare-related crimes.

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Our Clinical Trials could be delayed by factors over which we have little control.

The start or conduct of a clinical trial can be delayed by a number of factors that may include, but are not limited to, government sequestration that could limit the availability of federal grants or delay in the approval and compliance process of where our clinical trial will be conducted. As a result, the purchase of equipment necessary to prepare and optimize the prototype for the clinical trial could be delayed.

The FDA may require additional Clinical Trials and any adverse results in such Clinical Trials, or difficulties in conducting such Clinical Trials, could have a material adverse effect on our business.

While we are undertaking the Clinical Trials we believe to be compliant with FDA regulations, for new devices. The occurrence of unexpected findings in connection with any initial or subsequent clinical trial required by the FDA may prevent or delay obtaining approval. In addition subsequent clinical studies would require the expenditure of additional company resources and could be a long and expensive process subject to unexpected delays. Any adverse results in such Clinical Trials, or difficulties in conducting such Clinical Trials, could have a material adverse effect on our business.

If any additional products are approved by the FDA, they may be approved only for narrow indications.

Even if approved, our devices may not be approved for the indications that are necessary or desirable for successful commercialization.

If we wish to modify any of our devices after receiving FDA approval, including changes in indications or other modifications that could affect safety and effectiveness, additional approvals could be required from the FDA, we may be required to submit extensive pre-clinical and clinical data, depending on the nature of the changes. Any request by the FDA for additional data, or any requirement by the FDA that we conduct additional clinical studies, could delay the commercialization of our devices and require us to make substantial additional research, development and other expenditures. We may not obtain the necessary regulatory approvals to market our devices in the U.S. or anywhere else. Any delay in, or failure to receive or maintain, approval for our proprietary square wave form device and/or cell-free therapies could prevent us from generating revenue or achieving profitability, and our business, financial condition, and results of operations would be materially adversely affected.

Management of our Company is within the control of our sole director who is also our CEO. You should not purchase our common stock unless you are willing to entrust management of our Company to these individuals.

All decisions with respect to the management of the Company will be made by our board of directors and our officers, who will beneficially own 16.7 % of our common stock and 25,000 shares super voting of Preferred AA, as calculated in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934. Holders of the common stock who purchase in this offering will not obtain majority control of the Company. Therefore, management will retain the power to elect all of the board of directors who shall, in turn, have the power to appoint the officers of the Company and to determine, in accordance with their fiduciary duties and the business judgment rule, the direction, objectives and policies of the Company including, without limitation, the purchase of businesses or assets; the sale of all or a substantial portion of the assets of the Company; the merger or consolidation of the Company with another corporation; raising additional capital through financing and/or equity sources; the retention of cash reserves for future product development, expansion of our business and/or acquisitions; the filing of registration statements with the Securities and Exchange Commission for offerings of our capital stock; and transactions which may cause or prevent a change in control of the Company or its winding up and dissolution. Accordingly, no investor should purchase the common stock we are offering unless such investor is willing to entrust all aspects of the management of the Company to such individuals.

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Our reliance on the activities of our non-employee consultants whose activities are not wholly within our control, may lead to delays in development of proposed products or in the development of our business.

We rely extensively upon and have relationships with consultants. These consultants are not our employees and may have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to us. We have limited control over the activities of these consultants and, except as otherwise required by our collaboration and consulting agreements to the extent they exist, can expect only limited amounts of their time to be dedicated to our activities.

Risks Related to Common Stock

The large number of shares eligible for immediate and future sales may depress the price of our stock.

As of the date of this prospectus we have 15,041,508 shares of common stock outstanding. 13,837,021 shares are “free trading” and may serve to overhang the market and depress the price of our common stock.

“Penny Stock” rules may make buying or selling our common stock difficult. Limitations upon Broker-Dealers Effecting Transactions in “Penny Stocks”

Trading in our common stock is subject to material limitations as a consequence of regulations which limit the activities of broker-dealers effecting transactions in “penny stocks.” Pursuant to Rule 3a51-1 under the Exchange Act, our common stock is a “penny stock” because it (i) is not listed on any national securities exchange or The NASDAQ Stock Market™, (ii) has a market price of less than $5.00 per share, and (iii) its issuer (the Company) has net tangible assets less than $2,000,000 (if the issuer has been in business for at least three (3) years) or $5,000,000 (if the issuer has been in business for less than three (3) years).

Rule 15g-9 promulgated under the Exchange Act imposes limitations upon trading activities on “penny stocks”, which makes selling our common stock more difficult compared to selling securities which are not “penny stocks.” Rule 15a-9 restricts the solicitation of sales of “penny stocks” by broker-dealers unless the broker first (i) obtains from the purchaser information concerning his financial situation, investment experience and investment objectives, (ii) reasonably determines that the purchaser has sufficient knowledge and experience in financial matters that the person is capable of evaluating the risks of investing in “penny stocks”, and (iii) delivers and receives back from the purchaser a manually signed written statement acknowledging the purchaser’s investment experience and financial sophistication.

Rules 15g-2 through 15g-6 promulgated under the Exchange Act require broker-dealers who engage in transactions in “penny stocks” first to provide their customers with a series of disclosures and documents, including (i) a standardized risk disclosure document identifying the risks inherent in investing in “penny stocks”, (ii) all compensation received by the broker-dealer in connection with the transaction, (iii) current quotation prices and other relevant market data, and (iv) monthly account statements reflecting the fair market value of the securities.

There can be no assurance that any broker-dealer which initiates quotations for the Common Stock will continue to do so, and the loss of any such broker-dealer likely would have a material adverse effect on the market price of our common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described below, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

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Because our common stock is deemed a low-priced “penny stock,” it will be cumbersome for brokers and dealers to trade in our common stock, making the market for our common stock less liquid and negatively affect the price of our stock.

We will be subject to certain provisions of the Securities Exchange Act of 1934 (the “Exchange Act”), commonly referred to as the “penny stock” rules as defined in Rule 3a51-1. A penny stock is generally defined to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Since our stock is deemed to be a penny stock, trading is subject to additional sales practice requirements of broker-dealers. These require a broker-dealer to:

●	Deliver to the customer, and obtain a written receipts for, a disclosure document;
●	Disclose certain price information about the stock;
●	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
●	Send monthly statements to customers with market and price information about the penny stock; and
●	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, penny stock rules and FINRA rules may restrict the ability or willingness of broker-dealers to trade and/or maintain a market in our common stock. Also, prospective investors may not want to get involved with the additional administrative requirements, which may have a material adverse effect on the trading of our shares.

We Have Paid No Dividends

We never have paid any dividends on our common stock and we do not intend to pay any dividends in the foreseeable future.

We are an “emerging growth company” under the JOBS Act of 2012 and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30.

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Our status as an “emerging growth company” under the JOBS Act of 2012 may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

Future issuances of common shares may be adversely affected by the EPA.

The market price of our common stock could decline as a result of issuances and sales by us, including pursuant to the EPA, or sales by our existing shareholders, of common stock, or the perception that these issuances and sales could occur. Sales by our shareholders might also make it more difficult for us to issue and sell common stock at a time and price that we deem appropriate. It is likely that the sale of shares by Cavalry will depress the market price of our common stock.

We have the right to issue shares of preferred stock. If we were to issue preferred stock, it is likely to have rights, preferences and privileges that may adversely affect the common stock. Our CEO has, by virtue of his preferred stock ownership, voting control over all matters.

We are authorized to issue 5,000,000 shares of “blank check” preferred stock, with such rights, preferences and privileges as may be determined from time-to-time by our board of directors. We currently have 2,500 shares of Series AA Super Voting Preferred Stock outstanding which will have majority voting power for the foreseeable future, all of which is held by our CEO and sole director. Our board of directors is empowered, without shareholder approval, to issue preferred stock in one or more series, and to fix for any series the dividend rights, dissolution or liquidation preferences, redemption prices, conversion rights, voting rights, and other rights, preferences and privileges for the preferred stock. The issuance of shares of preferred stock, depending on the rights, preferences and privileges attributable to the preferred stock, could adversely reduce the voting rights and powers of the common stock and the portion of the Company’s assets allocated for distribution to common stock holders in a liquidation event, and could also result in dilution in the book value per share of the common stock we are offering. The preferred stock could also be utilized, under certain circumstances, as a method for raising additional capital or discouraging, delaying or preventing a change in control of the Company, to the detriment of the investors in the common stock offered hereby. We cannot assure you that the Company will not, under certain circumstances, issue shares of its preferred stock.

We may allocate the net proceeds from this offering in ways which differ from our estimates based on our current plans and assumptions discussed in the section titled “Use of Proceeds” and with which you may not agree.

The allocation of net proceeds of the offering set forth in the “Use of Proceeds” section below represents our estimates based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend on numerous factors, including market conditions, cash generated by our operations, business developments and related rate of growth. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes. Circumstances that may give rise to a change in the use of proceeds and the alternate purposes for which the proceeds may be used are discussed in the section entitled “Use of Proceeds” below. You may not have an opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use our proceeds. As a result, you and other shareholders may not agree with our decisions. See “Use of Proceeds” for additional information.

Management will have substantial discretion over the use of the proceeds of this Offering and may not choose to use it effectively.

We plan to use the proceeds from this Offering as set forth in the section entitled “Use of Proceeds.” Our management will have significant flexibility in applying the net proceeds of this Offering and may apply the proceeds in ways with which you do not agree. The failure of our management to apply these funds effectively could materially harm our business.

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Limitations on director and officer liability and indemnification of our officers and directors by us may discourage stockholders from bringing suit against a director.

Endonovo Therapeutics’ Articles of Incorporation and Bylaws provide, with certain exceptions as permitted by governing state law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director, except for acts or omissions

Risks Related to this Offering

We are registering the resale of a maximum of 4,923,036 shares of common stock, all of which may be issued to Cavalry under the Equity Line. The resale of such shares by Cavalry could depress the market price of our common stock.

We are registering the resale of a maximum of 4,923,036 shares of common stock under the registration statement of which this prospectus forms a part. The sale of these shares into the public market by Cavalry could depress the market price of our common stock. As of July 15, 2020, there were 15,041,508 shares of our common stock issued and outstanding. In total, we may issue up to $10,000,000 worth of shares to Cavalry pursuant to the Equity Line, meaning that, we will be obligated to file one or more registration statements covering the additional shares beyond the 4,923,036 shares covered by the registration statement. The sale of those additional shares into the public market by Cavalry could further depress the market price of our common stock.

Existing Stockholders Could Experience Substantial Dilution Upon the Issuance of Common Stock Pursuant to the Equity Line

Our Equity Line with Cavalry contemplates our issuance of up to 4,923,036 shares of our common stock to Cavalry, subject to certain restrictions and obligations. If the terms and conditions of the Equity Line are satisfied, and we choose to exercise our put rights to the fullest extent permitted and sell all 4,923,036 shares of our common stock to Cavalry, our existing stockholders’ ownership will be diluted by such sales. Unless our stock price increases and we trade at much higher prices, we may not be able or may not choose to access the entirety of the $10,000,000 possibly available under the Equity Line without the filing of subsequent registration statements for additional shares. However, we view the availability of such an extensive resource to be valuable to us at this stage of our growth.

Cavalry Will Pay Less Than the Then-Prevailing Market Price for Our Common Stock Under the Equity Line

The common stock to be issued to Cavalry pursuant to the ELPA will be purchased according to formulas set forth therein and generally at a 15% discount to the price of our common stock pursuant to the formulas in the ELPA. Therefore, Cavalry has a financial incentive to sell our common stock upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Cavalry sells the shares, the price of our common stock could decrease.

We May Not Be Able to Access Sufficient Funds Under the ELPA When Needed

Our ability to put shares to Cavalry and obtain funds under the ELPA is limited by the terms and conditions in the ELPA, including restrictions on when we may exercise our put rights, restrictions on the amount we may put to Cavalry at any one time, which is determined in part by the trading volume of our common stock, and a limitation on our ability to put shares to Cavalry to the extent that it would cause Cavalry to beneficial own more than 4.99% of our outstanding shares. In addition, we do not expect the Equity Line to satisfy all of our funding needs, even if we are able and choose to take full advantage of the Equity Line.

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USE OF PROCEEDS

We will not receive any proceeds from the resale of our common stock offered by Cavalry. However, we will receive proceeds from the sale of our common stock to Cavalry pursuant to the ELPA. The proceeds from our exercise of put options pursuant to the ELPA will be used (i) 50% to repay holders of variable rate convertible notes issued by us who have agreed not to affect conversions in accordance with an agreement described herein and (ii) to support the commercialization of our current and future product candidates, for general working capital needs, for the reduction of indebtedness, research and development and for other purposes that our board of directors, in its good faith, deems to be in our best interest.

All net proceeds from the sale of the common stock covered by this prospectus will go to the selling stockholder. See “Selling Stockholder” and “Plan of Distribution” described below.

SELLING STOCKHOLDER

The information provided in the table and discussions below has been obtained from the selling stockholder. The table below identifies the selling stockholder and shows the number of shares of common stock beneficially owned by it before and after this offering, and the numbers of shares offered for resale by the selling stockholder. Our registration of these shares does not necessarily mean that the selling stockholder will sell all or any of their shares of common stock. However, the “Shares Beneficially Owned After Offering” columns in the table assume that all shares covered by this prospectus will be sold by the selling stockholder and that no additional shares of common stock will be bought or sold by the selling stockholder. No estimate can be given as to the number of shares that will be held by the selling stockholder after completion of this offering because the selling stockholder may offer some or all of the shares and, to our knowledge, there are currently no agreements, arrangements or understanding with respect to the sale of any of the shares. In addition, the selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act.

The following table sets forth the name of the selling stockholder, an if applicable, the nature of any position, office, or other material relationship which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, the amount of shares of our common stock beneficially owned by the stockholder prior to the offering, the amount being offered for the stockholder’s account, the amount being offered for the stockholder’s account and the amount to be owned by such stockholder after completion of the offering.

	Shares Beneficially Owned Prior to Offering (1)		Shares Being Offered Under this	Shares Beneficially Owned After Offering (1)
Beneficial Owner	Shares	%	Prospectus	Shares	%

Cavalry Fund I,LP. (2)	385,963	2.5%	4,923,036	None	None

(1) Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Securities and Exchange Commission under the Exchange Act, and generally includes voting or investment power with respect to securities. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act and is not necessarily indicative of beneficial ownership for any other purpose. Applicable percentage ownership is based on 15,041,508 shares of common stock outstanding as of June 23, 2020. Except as otherwise noted, we believe that the stockholder named in the table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by it, subject to applicable community property laws.

(2) Cavalry is a Delaware limited partnership. Thomas Walsh is the general partner of Cavalry with voting and investment power over the shares.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company’s Common Stock is currently trading on the OTCQB market under the symbol “ENDV”. The following sets forth the high and low closing prices of the Company’s Common Stock in the US for the three most recent quarters and each quarter during the preceding two fiscal years. All prices quoted have, where applicable, been adjusted to reflect a 1,000 for one reverse stock split affected December 20, 2019.

The prices for the Company’s common stock quoted by brokers are not necessarily a reliable indication of the value of the Company’s common stock.

Closing Price	High	Low
Year Ended December, 2018
First Quarter	$61.50	$32.00
Second Quarter	$55.00	$30.70
Third Quarter	$62.00	$20.00
Fourth Quarter	$64.00	$18.92

Year Ended December, 2019
First Quarter	$39.50	$16.50
Second Quarter	$21.70	$10.00
Third Quarter	$18.66	$6.20
Fourth Quarter	$10.70	$1.30

Year Ended December 31, 2020
First Quarter	$3.00	$0.15
Second Quarter (Through 7/8/20)	$0.26	$0.09

Holders of Common Equity:

On July 15, 2020 there were approximately 414 shareholders of record of the Company’s common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owner’s common stock whose shares are held in the names of various securities brokers, dealers and registered clearing agencies. The transfer agent of our common stock is Equity Stock Transfer, 237 W 37th Street - Suite 601, New York, NY 10018. The phone number of the transfer agent is (212) 575-5757.

Dividends:

Cash dividend: The Company has not declared or paid a cash dividend to common stock shareholders since the Company’s inception. The Board of Directors presently intends to retain any earnings to finance company operations and does not expect to authorize cash dividends to common shareholders in the foreseeable future. Any payment of cash dividends in the future will depend upon Company’s earnings, capital requirements and other factors.

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OUR BUSINESS

Overview

Endonovo Therapeutics, Inc. (Endonovo or the “Company”) is an innovative biotechnology company that has developed a bio-electronic approach to regenerative medicine.

The Company develops, manufactures and distributes evolutionary medical devices focused on the rapid healing of wounds and reduction of pain, edema and inflammation on and in the human body. The Company’s non-invasive bioelectric medical devices are designed to target inflammation, cardiovascular diseases, chronic kidney disease, and central nervous system disorders (“CNS” disorders).

Endonovo’s core mission is to transform the field of medicine by developing safe, wearable, non-invasive bioelectric medical devices that deliver the Company’s Electroceutical® Therapy. Endonovo’s bioelectric Electroceutical® devices harnesses bioelectricity to restore key electrochemical processes that initiate anti-inflammatory processes and growth factors in the body necessary for healing to rapidly occur.

Corporate History

Our predecessor company, Hanover Asset Management, Inc. was incorporated in November 2008 in California. For the purpose of reincorporating in Delaware, we merged with a newly incorporated successor company, Hanover Portfolio Acquisitions, Inc., in July 2011 under which we continue to operate.

IP Resources International, Inc. began operations on September 1, 2011 and was formally incorporated on October 17, 2011.

Reverse Acquisition

On March 14, 2012, we entered into a Share Exchange Agreement (“Agreement”) with IPR and certain of its shareholders. Under the Agreement, each participating IPR shareholder exchanged all of their issued and outstanding IPR common shares totaling 33,234,294, free and clear of all liens, and $155,000 for Company common shares equal to 1.2342 times the number of IPR shares being transferred to the Company for a total of 410 of our shares (410,177 pre-reverse split). The $155,000 was not paid at closing. The Company recorded the $155,000 as acquisition payable. IPR agreed to make payments of up to 25% of the proceeds from any private placement or gross profits earned by IPR until the obligation is satisfied. The percentage of the proceeds to be paid is at the sole discretion of IPR’s Chief Executive Officer and the ex-Chief Executive Officer of the Company based on the liquidity of the Company.

As a result of the Agreement, the former shareholders of IPR, immediately post acquisition owned approximately 89% of the Company and its officers and directors constituted the majority of the officers and directors of the Company. Since the shareholders, officers and directors of IPR have control of the Company, the acquisitions constitutes a reverse acquisition, so IPR was the accounting acquirer and we were the accounting acquiree. For legal purposes, we are the legal parent and IPR is the legal subsidiary.

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Acquisition of Aviva Companies Corporation

On April 2, 2013, the Company entered into an Acquisition Agreement (the “Acquisition Agreement”) with (i) The Aviva Companies Corporation (“Aviva”) and (ii) all of the shareholders of Aviva (the “Shareholders”) pursuant to which the Company acquired all of the outstanding shares of Aviva in exchange for the issuance of 60 shares of our common stock (60,000 pre-reverse split), par value $0.0001 per share to the Shareholders (the “Share Exchange”). As a result of the Share Exchange, Aviva became a wholly-owned subsidiary of the Company.

Other than in respect to the transaction, there is no material relationship among Aviva’s stockholders and any of the Company’s affiliates, directors or officers. We are not currently actively pursuing the development of the Aviva Companies Corporation.

Acquisition of WeHealAnimals, Inc.

On November 16, 2013, the Company entered into an Acquisition Agreement (the “Acquisition Agreement”) with (i) WeHealAnimals, Inc. (“WHA”) and (ii) the sole shareholder of WHA (the “Shareholder”) pursuant to which the Company acquired all of the outstanding shares of WHA in exchange for the issuance of 3 shares of our common stock (3,000 shares pre- reverse split), par value $0.0001 per share and $96,000 to the Shareholder (the “Share Exchange”). As a result of the Share Exchange, WHA became a wholly-owned subsidiary of the Company and all of the equity of WHA including its and its sole shareholder’s intellectual property became the property of the Company. This obligation was fully paid on December 15, 2015 through the issuance of 350 shares of stock (350,000 pre-reverse split) to Shareholder. WHA is a Nevada corporation with intellectual property in the fields of bio-technology including its biologics and time-varying electromagnetic frequencies with potential applications on people and animals that management believes can be developed to the benefit of the Company and its shareholders. WHA’s sole shareholder was formerly Chairman and Chief Scientist of Regenetech, Inc. Regenetech was acquired by a company that wanted its technology, biomolecules grown in microgravity, for use in cosmetics. WHA’s sole shareholder left Regenetech with exclusive rights to this proprietary square wave form technology and stem cell technologies, including the patents and patent applications relating thereto.

Other than in respect to the transaction, there is no material relationship between WHA’s sole stockholder and any of the Company’s affiliates, directors or officers.

Acquisition of Rio Grande Assets

On December 22, 2017, we acquired intellectual property and other assets (the “RGN Assets”) from Rio Grande Neurosciences, Inc. (RGN). The price was $4,500,000 of which we paid $3,000,000 in cash and delivered a $1,500,000 secured promissory note due November 30, 2018 and security agreement. Before such note was due, the note was assigned to Eagle Equities, LLC (“Eagle”) its due date was extended to November 30, 2019, and it was made convertible into our common stock at a price related to our common stock’s market price at the time of conversion. The maturity date was then extended to December 31, 2020. The RGN Assets relate to RGN’s PEMF portfolio of intellectual property, including 27 issued patents with foreign patent protection covering the therapeutic use of PEMF as well as the treatment of various central nervous system disorders. We intend to initiate and fund future clinical trials to evaluate the further use of PEMF in the treatment of central nervous system disorders, including traumatic brain injury, post-concussion syndrome, stroke and multiple sclerosis. However, no assurance can be given that we will be successful in these endeavors or that the results of any tests will indicate further development of the RGN Assets.

The PEMF assets acquired include SofPulse®, a portable, disposable PEMF device with a CE Mark and an FDA 510(k) clearance for the treatment of post-surgical pain and edema in addition to medical reimbursement for the treatment of chronic wounds. Endonovo Therapeutics has begun the commercialization of the PEMF assets through marketing and the creation of various sales channels and distribution agreements.

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Present Development Plans

We now are a biotechnology company developing bioelectronic devices and cell therapies for regenerative medicine and a commercial-stage developer of non-invasive wearable Electroceuticals™ therapeutic devices.

The Company’s current portfolio of commercial and clinical-stage wearable Electroceuticals™ therapeutic devices addresses wound healing, pain, post-surgical pain and edema, cardiovascular disease, chronic kidney disease, and Central Nervous System (CNS) Disorders, including traumatic brain injury (TBI), acute concussions, post- concussion syndrome and multiple sclerosis. The Company’s non-invasive Electroceutical™ therapeutic device, SofPulse®, using pulsed short-wave radiofrequency at 27.12 MHz has been FDA-Cleared and CE Marked for the palliative treatment of soft tissue injuries and post-operative pain and edema, and has CMS National Coverage for the treatment of chronic wounds. The Company’s current portfolio of pre-clinical stage Electroceuticals™ therapeutic devices address chronic kidney disease, liver disease non-alcoholic steatohepatitis (NASH), cardiovascular and peripheral artery disease (PAD), and ischemic stroke. The Company’s non-invasive, wearable Electroceuticals™ therapeutic devices work by restoring key electrochemical processes that initiate anti-inflammatory and growth factor cascades necessary for healing to occur.

These bioelectronics devices are also commonly referred to as “electroceuticals.” These products are part of an emerging field termed “Bioelectronic Medicine,” that seeks to harness electrical signals in nerves and cells to alter the course of diseases and conditions. Whereas our competitors are primarily using implantable electrical nerve stimulators, we are developing devices that are not implantable and use electromagnetic pulses to deliver electrical stimulation to cells and tissues. We are developing these bioelectronic devices for the treatment of inflammatory conditions in tissues and vital organs with a concentration on vascular diseases and ischemia/reperfusion injuries.

Intellectual Property:

SofPulse: We have 29 issued patents with foreign patent protection covering the therapeutic use of tPEMF as well as the treatment of various central nervous system disorders. Additionally to date, we have filed seven patent applications in the U.S. through the U.S. Patent and Trademark Office (USPTO) and four international patent applications in the E.U., China, South Korea and Japan covering our Time-Varying Electromagnetic Field (TVEMF) technology, the production of biomolecules, the creation of an allogeneic mesenchymal stem cell product a treatment for chemical and radiation injuries, production of stem cell secretome and a method of treating tissues and organs using our TVEMF technology. To date, we have been granted one U.S. Patent (U.S. Patent No. 9,410,143) issued on August 9, 2017 covering the production of human biomolecules using our TVEMF technology. We will continue to seek to strengthen our portfolio of intellectual property by filing additional patents around uses of our core technologies.

Our business strategy is aimed at building value by positioning each of our technologies and therapies to treat specific diseases that lack effective treatment, post-operative pain and edema, or whose current standard of treatment involves invasive procedures and/or potentially harmful side effects. We anticipate updating and refining the business strategy as new medical and/or clinical advancements are made as a result of extensive research and development. In general, the component functions of the business model are to:

● Commercialize our FDA cleared technology through direct sales, distributors and licensees;

● License our technologies;

● Develop additional medical indications for our medical devices;

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● Develop additional non-invasive, medical technologies;

● Conduct pre-clinical and clinical human studies for FDA Approval of our medical devices and cell therapies;

● Acquire subsidiaries under the parent company, Endonovo Therapeutics, to assist in the development and distribution of medical technologies;

● Incrementally invest, market, and refine acquired and developed medical technologies and therapies.

Industry Overview

Bioelectrical Medicine within the Healthcare Industry

The healthcare industry is one of the world’s largest and fastest-growing industries. Consuming over 10 percent of Gross Domestic Product (GDP) of most developed nations, health care can form an enormous part of a country’s economy.

As of 2016, 91.1% of residents had health protection in the United States, either through their employer or bought individually. During 2016, healthcare costs reached $3.3 trillion, or $10,348 per person. The share of U.S. GDP devoted to healthcare was 17.9% of U.S. Gross Domestic Product (GDP), the largest of any country in the world. Specifically, the cost of pharmaceuticals in the United States is the highest on the planet. It is expected that Healthcare’s share of U.S. GDP will continue its upward trend, reaching 20 percent of U.S. GDP by 2025. Globally, by 2040, Healthcare spending is expected to exceed $18 Trillion annually.

Bio-Electrical Medicine is a $17.2 Billion sector of the Healthcare Industry growing at more than a 11% CAGR estimated to exceed $35.5 Billion by 2025, according to Grand View Research. Get me a copy of this Bioelectric medicine is at the forefront of technological revolution in medical sciences. As opposed to the pharmaceutical industry, bioelectric medicine has a different treatment therapy that is based on electrical pulses instead of drugs to trigger the body’s recovery capabilities. Bioelectric medicine develops nerve stimulating and sensors activation technologies to regulate biological functions and treat diseases by combining bioengineering, neuroscience, molecular medicines and electronics. These technologies may change the future of therapies for wide range of diseases.

On the basis of type of device, the global Electroceuticals®/Bioelectrical Medicine Market is classified into two major classes:

● Implantable Electroceuticals® Devices, and,

● Non-Invasive Electroceuticals® Devices.

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BioElectric Medicine vs. Drug Therapies

Over the past 15 years, long-acting and extended-release opioids have been used to treat open wounds, post-operative wounds and chronic pain. These opioids are normally administered at high doses and over long treatment durations particularly in the United States, resulting in a drastic increase in the number opioid-tolerant individuals and a prescription opioid abuse epidemic. Endonovo offers an alternative, non-opioid treatment through its Electroceuticals® systems: The Company’s SofPulse® system is a medical device/designed to rapidly reduce post-operative swelling/edema, pain and to treat and accelerate the recovery of chronic wounds through the use of tPEMF. Chronic pain therapy via tPEMF works by relieving the underlying cause of pain – inflammation.

Drug therapies remain the standard of care for a broad range of medical conditions, including high blood pressure, chronic pain, autoimmune diseases, and psychiatric disorders. Management believes that bioelectronic medicine has developed as a viable alternative for the treatment of many disorders.

Normally, our nervous systems send signals to our tissues and organs to suppress inflammation, a phenomenon known as the inflammatory reflex. But sometimes, this system does not work properly, with malfunctions resulting in diseases like rheumatoid arthritis and inflammatory bowel disease. Traditionally, doctors have treated these diseases using drugs designed to suppress inflammation, such as infliximab (trade name Remicade) or adalimumab (Humira). But these drugs are expensive. Plus, they don’t work for everyone, often come with nasty side effects, and in some rare cases, they can even kill.

Current Product Being Sold – SofPulse®

In clinical trials, the SofPulse® device has proven to reduce mean pain scores by nearly 300% and inflammation by 275% thereby improving and reducing recovery time. Additionally, active patients have experienced a 2.2 fold reduction in narcotic use. The SofPulse® delivers tPEMF to enhance post-surgical recovery, naturally. Since the SofPulse® is non-invasive and non-pharmacologic, there are no known side effects and no potential for overdose or dependency AND no effects on healthy tissue.

How the SofPulse® Works

SofPulse® delivers low intensity microcurrents of energy directly to the procedure site, to enhance recovery, by increasing the amount of naturally occurring Vascular Endothelial Growth Factor (VEGF), thereby increasing the physiological process through which new blood vessels form from pre-existing vessels (Angiogenesis). Within hours/days, the Fibroblast Growth Factor (FGF) enhances, thereby increasing the production of Collagen/Granulation (within days) and Transforming Growth Factor (TGF-β) accelerating Remodeling in the body within days/weeks. This device reduces inflammation and speeds/improves the healing process. The natural healing process allows patients to get back to life faster with lowered use of narcotics. A surgeon places and activates SofPulse® immediately after a procedure. The SofPulse® can be placed over a surgical dressing or clothing and can easily be applied and/or removed in many cases by the patient themselves. The length of time the device is used will vary depending on the type of procedure.

The SofPulse® allows patients to get back to an active life faster with less use of narcotics.

● Immediately Usable and Effective - Single use patient device applied immediately after surgery.

● Easy to Use - SofPulse® can easily be applied and or removed, including in many cases by the patient themselves.

● Automated Dosing - Device is activated automatically or can be used as needed.

● Versatile - The product comes as a single device or dual device to accommodate different surgical procedures.

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Manufacturing

Our SofPulse® device is manufactured for us by ADM Tronics, Inc. in an FDA approved facility in Northvale, New Jersey.

Sales & Marketing

Endonovo’s strategy is to establish relationships with third parties (such as well-established sales organizations, distributors and marketing coordinators) that assist us in developing, marketing, selling and implementing our products.

We believe that strategic and technology-based relationships with medical facilities are fundamental to our success. We have forged numerous relationships with medical device distributors to enhance our combined capabilities. This approach enhances our ability to accelerate market penetration, accelerate the pace of our sales growth and solidify relationships.

We have a variety of marketing programs designed to create brand awareness and market recognition for our product offerings and for sales lead generation. Our marketing efforts include attending and presenting at healthcare related conferences, advertising, content development and distribution, public relations, social media publication of technical and informative articles in industry journals and sales training.

In addition, our strategic partners augment our marketing and sales campaigns through seminars, trade shows and joint public relations and advertising campaigns. Our customers and strategic partners provide references and recommendations that we often feature in external marketing activities.

Endonovo also is utilizing Key Opinion Leaders (KOLs) and Scientific Advisory Board Members (SABs) within the medical community to develop a sales channel recommendations to other physicians/surgeons.

In May 2020 we signed a Sales and Strategic Partnership agreement with Evermed Medical Enterprise Ltd., a Taiwanese company, for the licensing and marketing of our SofPulse® device in Taiwan. We are seeking marketing partners in other countries.

Competition

The pain management market is intensely competitive, highly fragmented and characterized by rapidly changing technology and drugs. We currently compete with other medical device manufacturers as well as pharmaceutical companies that have developed drugs many which are considered addictive.

Employees

The Company had one employee, a Chief Medical Officer, who resigned in March 2020. However, we have retained approximately 10 individuals as independent contractors that are involved in business development and sales, research & development and administrative functions.

Properties

We have one office locations in serviced office suite in Woodland Hills, California which we rent on a month to month basis. We believe such office is adequate for our present needs.

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Legal Proceedings

We are not party to any material legal proceeding. Due to the nature of our business, we may become active in litigation relating to the defense or assertion of our patent rights or other corporate matters.

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The information and financial data discussed below is derived from the audited financial statements of the Company for its fiscal year ended December 31, 2019. The audited financial statements were prepared and presented in accordance with generally accepted accounting principles in the United States. The information and financial data discussed below is only a summary and should be read in conjunction with the historical financial statements and related notes contained elsewhere in this 10-K. The financial statements contained elsewhere in this 10-K fully represent the Company’s financial condition and operations; however, they are not indicative of the Company’s future performance. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual results will not be different from expectations expressed in this 10-K.

Cautionary Notice Regarding Forward Looking Statements

The information contained in Item 2 contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results may materially differ from those projected in the forward-looking statements as a result of certain risks and uncertainties set forth in this report. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual results will not be different from expectations expressed in this report.

This filing contains a number of forward-looking statements which reflect management’s current views and expectations with respect to our business, strategies, products, future results and events, and financial performance. All statements made in this filing other than statements of historical fact, including statements addressing operating performance, events, or developments which management expects or anticipates will or may occur in the future, including statements related to distributor channels, volume growth, revenues, profitability, new products, adequacy of funds from operations, statements expressing general optimism about future operating results, and non-historical information, are forward looking statements. In particular, the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” variations of such words, and similar expressions identify forward-looking statements, but are not the exclusive means of identifying such statements, and their absence does not mean that the statement is not forward-looking. These forward-looking statements are subject to certain risks and uncertainties, including those discussed below. Our actual results, performance or achievements could differ materially from historical results as well as those expressed in, anticipated, or implied by these forward-looking statements. We do not undertake any obligation to revise these forward-looking statements to reflect any future events or circumstances.

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Readers should not place undue reliance on these forward-looking statements, which are based on management’s current expectations and projections about future events, are not guarantees of future performance, are subject to risks, uncertainties and assumptions (including those described below), and apply only as of the date of this filing. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks discussed in this Annual Report on Form 10K, in press releases and in other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Critical Accounting Policies and Estimates

We prepare our consolidated financial statements in accordance with accounting principles generally accepted in the U.S. (U.S. GAAP). In doing so, we have to make estimates and assumptions that affect our reported amounts of assets, liabilities, revenues, and expenses, as well as related disclosure of contingent assets and liabilities. In some cases, we could reasonably have used different accounting policies and estimates. In some cases, changes in the accounting estimates are reasonably likely to occur from period to period. Accordingly, actual results could differ materially from our estimates. To the extent that there are material differences between these estimates and actual results, our financial condition or results of operations will be affected. We base our estimates on past experience and other assumptions that we believe are reasonable under the circumstances, and we evaluate these estimates on an ongoing basis. We refer to accounting estimates of this type as critical accounting policies and estimates, which we discuss further below.

Use of estimates

Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. The significant estimates were made for the fair value of common stock issued for services, with notes payable arrangements, in connection with note extension agreements, and as repayment for outstanding debt, in estimating the useful life used for depreciation and amortization of our long-lived assets, in the valuation of the derivative liability, and the valuation of deferred income tax assets. Actual results and outcomes may differ from management’s estimates and assumptions.

Net Loss per Share

Basic net loss per share is calculated based on the net loss attributable to common shareholders divided by the weighted average number of shares outstanding for the period excluding any dilutive effects of options, warrants, unvested share awards and convertible securities. Diluted net loss per common share assumes the conversion of all dilutive securities using the if-converted method and assumes the exercise or vesting of other dilutive securities, such as options, common shares issuable under convertible debt, warrants and restricted stock using the treasury stock method when dilutive.

Accounts Receivable

The Company uses the specific identification method for recording the provision for doubtful accounts, which was $0 at December 31, 2019 and 2018. Accounts receivable are written off when all collection attempts have failed.

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Research and Development

Costs relating to the development of new products are expensed as research and development as incurred in accordance with FASB Accounting Standards Codification (“ASC”) 730-10, Research and Development. Research and development costs amounted to $153,126 and $274,271 for the years ended December 31, 2019 and 2018, respectively, and are included in operating expenses in the consolidated statements of operations.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes existing guidance on accounting for leases in “Leases (Topic 840)” and generally requires all leases to be recognized in the consolidated balance sheet. ASU 2016-02 is effective for annual and interim reporting periods beginning after December 15, 2018; early adoption is permitted. The provisions of ASU 2016-02 are to be applied using a modified retrospective approach. The Company has adopted ASU 2016-02 on January 1, 2019. The adoption of ASU 2016-02 did not have a significant impact on the Company’s consolidated results of operations, financial position and cash flows.

In June 2018, the FASB issued ASU No. 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which simplifies several aspects of the accounting for nonemployee share-based payment transactions resulting from expanding the scope of Topic 718, Compensation—Stock Compensation, to include share-based payment transactions for acquiring goods and services from nonemployees. This ASU is effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than an entity’s adoption date of Topic 606. The Company has early adopted ASU 2018-07 and the adoption did not have a significant impact on the Company’s consolidated financial statements.

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework- Changes to the Disclosure Requirements for Fair Value Measurement. The amendments in this Update modify the disclosure requirements on fair value measurements in Topic 820, Fair Value Measurement, based on the concepts in the Concepts Statement, including the consideration of costs and benefits. Effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. Early adoption is permitted upon issuance of this Update. Any entity is permitted to early adopt any removed or modified disclosures upon issuance of this Update and delay adoption of the additional disclosures until their effective date. The Company adopted ASU 2018-13 as of January 1, 2020, and ASU 2018-13 has not had a material impact on the condensed consolidated financial position or results of operations and liquidity.

The Company has evaluated all the recent accounting pronouncements and determined that there are no other accounting pronouncements that will have a material effect on the Company’s financial statements.

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Results of Operations

Results of Operations Year Ended December 31, 2019 vs. Year Ended December 31, 2018

	Year Ended December 31,		Favorable
	2019	2018	(Unfavorable)%

Revenue	$310,164	$83,263	226,901	272.5
Cost of revenue	93,385	12,930	(80,455)	(622.2)
Gross profit	216,779	70,333	146,446	208.2

Operating expenses	4,025,851	4,229,595	203,744	4.8

Loss from operations	(3,809,072)	(4,159,262)	350,190	8.4

Other expense	(13,505,432)	(2,276,577)	(11,228,855)	(493.2)

Net loss	$(17,314,504)	$(6,435,839)	$(10,878,665)	(169.0)

Revenue

Revenue of the Company’s SofPulse® product during the current year increased by $226,901 compared to the previous year.

Revenues for our SofPulse® product is typically recognized at the time the product is shipped, at which time the title passes to the customer, and there are no further performance obligations.

In connection with offering products and services provided to the end user by third-party vendors, we review the relationship between us, the vendor and the end user to assess whether revenue should be reported on a gross or net basis. In asserting whether revenue should be reported on a gross or net basis, we consider whether we act as a principal in the transaction and control the goods and services used to fulfill the performance obligation(s) associated with the transaction.

We anticipate that revenue will continue to increase in future periods as the roll out of the SofPulse® product continues.

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Cost of Revenue

Cost of revenue increased by $80,455 or 622.2% from the previous year to $93,385 during the current year compared to $12,930 during the previous year. Cost of revenue is recognized on those sales recorded as gross for which we are the principal in the transaction as opposed to net sales which reflect no cost of revenue.

It is anticipated that cost of revenue will increase in future periods as the roll out of the SofPulse® product continues.

Operating Expenses

Our operating expenses for 2019 were $4,025,851 compared to $4,229,595 for 2018. The operating expenses were comprised primarily of consulting and professional fees for the development of our intellectual property, research and development, expenses related to being a public company and depreciation and amortization expenses.

Depreciation and Amortization

We incur depreciation and amortization expense for costs related to our assets, including our patents, information technology and software. Our depreciation and amortization was $650,315 in 2019 compared to $650,216 in 2018. There were no significant equipment purchases or sales during 2019.

Other Expense

Other Expense were $13,505,432 in 2019 compared to $2,276,577 in 2018. The increase in other expense during our fiscal year 2019 was primarily the result of changes in our financings and re-valuations to reflect liability accounting for convertible notes issued with variable conversion rates.

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Liquidity and Capital Resources

	As of December 31,		Increase
	2019	2018	(Decrease)
Working Capital

Current assets	$62,555	$382,496	$(319,941)
Current liabilities	23,623,470	15,479,151	8,144,319
Working capital deficit	$(23,560,915)	$(15,096,655)	$(8,464,260)

Long-term debt	$155,000	$155,000	$-

Stockholders’ deficit	$(20,503,820)	$(11,391,838)	$(9,111,982)

	For Year Ended December 31,		Increase
	2019	2018	(Decrease)
Statements of Cash Flows Select Information

Net cash provided (used) by:
Operating activities	$(2,541,007)	$(2,878,834)	$337,827
Investing activities	$(2,594)	$(8,969)	$6,375
Financing activities	$2,183,343	$3,176,781	$(993,438)

	As of December 31,		Increase
	2019	2018	(Decrease)
Balance Sheet Select Information

Cash	$18,893	$379,151	$(360,258)

Accounts payable and accrued expenses	$4,348,219	$3,189,243	$(1,158,976)

Since inception and through December 31, 2019, the Company has raised approximately $16.1 million in equity and debt transactions. These funds have been used to advance the operations of the Company, build its bio-medical platform, patent work and general corporate development. Our accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates realization of assets and the satisfaction of liabilities in the normal course of business for the twelve-month period following the date of these consolidated financial statements. However, the Company has incurred substantial losses. Our current liabilities exceed our current assets and available cash is not sufficient to fund the expected future operation. The Company is raising additional capital through debt and equity securities in order to continue the funding of its operations. However, there is no assurance that the Company can raise enough funds or generate sufficient revenues to pay its obligations as they become due, which raises substantial doubt about our ability to continue as a going concern. To reduce the risk of not being able to continue as a going concern, management has implemented its business plan to materialize revenues from sales and future license agreements and has also initiated an equity line of credit offering to raise capital through the sale of its common stock and has engaged an Investment Banker to raise additional capital. Although, uncertainty exists as to whether the Company will be able generate enough cash from operations to fund the Company’s working capital needs or raise sufficient capital to meet the Company’s obligations as they become due, no adjustments have been made to the carrying value of assets or liabilities as a result of this uncertainty. Our cash on hand at December 31, 2019 was $18,893. This will not be sufficient to fund operations if additional capital is not raised. The Company raised an aggregate of $1.3 million through the sale of equity and debt securities since December 31, 2019 through the date of July 15, 2020.

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Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K, obligations under any guarantee contracts or contingent obligations. We also have no other commitments, other than the costs of being a public company that will increase our operating costs or cash requirements in the future.

Seasonality

Management does not believe that our current business segment is seasonal to any material extent.

Results of Operations, period ended March 31, 2020 vs. period ended March 31, 2019.

Results of Operations

Three Months ended March 31, 2020 and 2019

	Three Months Ended March 31,		Favorable
	2020	2019	(Unfavorable)%

Revenue	$69,685	$44,952	$24,733	55.0%
Cost of revenue	6,260	7,711	1,451	18.8%
Gross profit	63,425	37,241	26,184	70.3%

Operating expenses	743,037	850,238	107,201	-12.6%

Loss from operations	(679,612)	(812,997)	133,385	16.4%

Other income (expense)	5,018,030	(1,593,228)	6,611,258	415.0%

Net Loss	$4,338,418	$(2,406,225)	$6,744,643	280.3%

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Revenue

Revenue of the Company’s SofPulse® product during the three months ended March 31, 2020 was $69,685, an increase of $24,733, or 55%, compared to $44,952 for the three months ended March 31, 2019.

Revenues for our SofPulse® product is typically recognized at the time the product is shipped, at which time the title passes to the customer, and there are no further performance obligations.

We anticipate that revenue will continue to increase in future periods as the roll out of the SofPulse® product continues.

Cost of Revenue

Cost of revenue during the three months ended March 31, 2020 was $6,260, a decrease of $1,451 or 18.8% compared to $7,711 for the three months ended March 31, 2019. Cost of revenue is recognized on those sales recorded as gross for which we are the principal in the transaction as opposed to net sales which reflect no cost of revenue.

It is anticipated that cost of revenue will increase in future quarters as the roll out of the SoftPulse® product continues.

Operating Expenses

Operating expenses decreased by $107,201 or 12.6%, to $743,037 for the three months ended March 31, 2020 compared to $850,238 for the three months ended March 31, 2019. There was a decrease in research and development and professional expenses of approximately $62,000 and $59,000.

Other Income (Expense)

Other income (expense) for the quarter ended March 31, 2020 was an income of $5,018,030 compared to expense of $1,593,228 for the quarter ended March 31, 2019. This change was due primarily to a change in valuation of our derivative liabilities of approximately $6.5 million coupled with a decrease in interest expense and the amortization of debt issuance costs and amortizations of approximately $800,000. We anticipate continued large fluctuations in other income (expense) as a result of quarterly re-evaluation of derivative liabilities.

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Liquidity and Capital Resources

	As of		Favorable
	March 31, 2020	December 31, 2019	(Unfavorable)
Working Capital

Current assets	$17,920	$62,555	$(44,635)
Current liabilities	14,053,513	23,623,470	9,569,957
Working capital deficit	$(14,035,593)	$(23,560,915)	$9,525,322

Long-term debt	$155,000	$155,000	$-

Stockholders’ deficit	$(11,141,852)	$(20,503,820)	$9,361,968

	Three Months Ended March 31,		Favorable
	2020	2019	(Unfavorable)
Statements of Cash Flows Select Information

Net cash provided (used) by:
Operating activities	$(297,215)	$(528,233)	$231,018
Investing activities	$-	$-	$-
Financing activities	$278,500	$207,559	$70,941

	As of		Favorable
	March 31, 2020	December 31, 2019	(Unfavorable)
Balance Sheet Select Information

Cash	$178	$18,893	$(18,715)

Accounts payable and accrued expenses	$4,700,879	$4,348,219	$(352,660)

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Since inception and through March 31, 2020, the Company has raised approximately $16.4 million in equity and debt transactions. These funds have been used to commence the operations of the Company to acquire and begin the development of its intellectual property portfolio. These activities include attending trade shows and corporate development. Our accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates realization of assets and the satisfaction of liabilities in the normal course of business for the twelve-month period following the date of these condensed consolidated financial statements. The Company has incurred substantial losses since inception. Its current liabilities exceed its current assets and available cash is not sufficient to fund expected future operations. The Company is raising additional capital through debt and equity securities in order to continue the funding of its operations. However, there is no assurance that the Company can raise enough funds or generate sufficient revenues to pay its obligations as they become due, which raises substantial doubt about our ability to continue as a going concern. To reduce the risk of not being able to continue as a going concern, management is commercializing its FDA cleared and CE marked products and has commenced its business plan to materialize revenues from potential, future, license agreements, has raised capital through the sale of its common stock and is seeking out profitable companies. This will be insufficient to fund operations if additional capital is not raised. The Company raised an aggregate of $ 286,500 through the sale of equity and debt securities during the three months ended March 31, 2020.

The Company is not aware of any recently issued accounting pronouncements that when adopted will have a material effect on the Company’s financial position or result of its operation.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Equity Financing Arrangements

On May 20, 2020, the Company and Cavalry Fund I, LP, a Delaware limited partnership (“Cavalry”) entered into an Equity Line Purchase Agreement (the “ELPA”) and a Registration Rights Agreement (the “RRA”), each dated May 18, 2020.

Pursuant to the ELPA, the Investor committed to purchase, subject to certain restrictions and conditions, up to $10,000,000 (the “Commitment”) worth of the Company’s common stock, over a period of 24 months from the effectiveness of the registration statement registering the resale of shares purchased by the Investor pursuant to the ELPA. The Company agreed to issue shares of its common stock (the “Commitment Shares”) to the Investor having a market value of 5% of the Commitment ($500,000 and 3,859,630 shares) based on the market price of the shares at the execution of the ELPA to be delivered in three tranches of 385,963 shares on: (i) the execution of the ELPA (which shares have been delivered to the Investor; (ii) thirty days after the effectiveness of the registration statement to be filed under the RRA (the “Registration Statement”), and (iii) 90 trading days after the effectiveness of the Registration Statement with the balance of the Commitment Shares to be issued pro-rata over the first $3,000,000 of puts in accordance with a formula set forth in the ELPA. The Company agreed to reserve 81,052,290 shares of its Common Stock for issuances to the Investor pursuant to the ELPA to cover the puts described below and the Commitment Shares.

The ELPA provides that at any time after the effective date of the Registration Statement and provided the closing sale price of the common shares on the OTCQB is not below $0.01, from time to time on any business day selected by the Company (the “Purchase Date”), the Company shall have the right, but not the obligation, to direct the Investor to buy up to 300,000 shares of the common stock (the “Regular Purchase Amount”) at the a purchase price as equal to the lower of: (i) the lowest applicable Sales Price on the date of the put and (ii) 85% of the arithmetic average of the 3 lowest closing prices for the Common Stock during the 10 consecutive trading days ending on the trading day immediately preceding such Put Date. The Regular Purchase Amount may be increased as follows: to up to 400,000 shares of common stock if the closing price of the common shares is not below $0.25 per share and up to 500,000 shares if the closing price is not below $0.40 per share. Under the ELPA the Company has the right to submit a Regular Purchase notice to the Investor as often as every business day and after the market has closed (i.e. after 4:00 pm Eastern Time) so that the Purchase Price is always fixed and known at the time the Company delivers a put notice. The payment for the shares covered by each put notice will generally occur on the day following the put notice. The ELPA contains provisions which allow for the Company to make additional puts beyond the Regular Purchase Amount at greater discounts to the market price of the common stock as forth in the ELPA.

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In addition, the Investor will not be obligated to purchase shares if the Investor’s total number of shares beneficially held at that time would exceed 4.99% of the number of shares of the Company’s common stock as determined in accordance with Rule 13d-1(j) of the Securities Exchange Act of 1934, as amended. In addition, the Company is not permitted to draw on the facility unless there is an effective registration statement to cover the resale of the shares.

The ELPA also contains customary representations and warranties of each of the parties. The assertions embodied in those representations and warranties were made for purposes of the ELPA and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the ELPA. ELPA further provides that the Company and the Investor are each entitled to customary indemnification from the other for, among other things, any losses or liabilities they may suffer as a result of any breach by the other party of any provisions of the ELPA or RRA.

The ELPA requires the Company to apply at least 50% of the proceeds of puts to the payment of certain variable rate convertible notes issued by the Company.

Pursuant to the terms of the RRA, the Company is obligated to file one or more registrations statements with the SEC within fifteen (15) days after the date of the filing of its quarterly report on Form 10-Q for the period ended March 31, 2020 to register the resale by the Investor of the shares of common stock issued or issuable under the ELPA. In addition, the Company is obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 90 days after the registration statement is filed.

The foregoing description of each of the ELPA and the RRA is qualified in its entirety by reference to the full text of the ELPA and RRA, respectively, which incorporated by reference as exhibits to the Registration Statement of which this prospectus forms a part The reader is referred to such exhibits for the full terms and conditions of the ELPA and Registration Rights Agreement which may be viewed at http://www.sec.gov.

Forbearance Agreements

As of May 1, 2020, the Company had outstanding approximately $5,200,000 in variable rate convertible promissory notes, the holder of one of these notes with a balance of approximately $283,000 has been repaid and three lenders holding of approximately $4,561,000 in variable rate convertible notes have entered into Note Modification and Forbearance Agreements, whereunder they have agreed to waive any prior defaults, waive certain payment premiums and not to convert their notes into free trading stock under Rule 144 under the Securities Act of 1933, as amended (the “33 Act”), provided that the Company is making certain payments to them under the ELA. The basic form of the forbearance agreement is an exhibit to the registration statement of which this prospectus forms a part. While the Company has approximately and additional $440,000 of variable rate convertible notes held by parties who have not signed the Note Modification and Forbearance Agreement, management believes, based on certain recently initiated SEC litigations, that it should no longer honor attempts to convert such notes into free trading stock under Rule 144 under the Securities Act of 1933 as amended.

Reports

We make available free of charge through our website, www.endonovo.com, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or to be furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Any information that is included on or linked to our Internet site is not a part of this report or any registration statement that incorporates this report by reference.

You may also read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549, on official business days during the hours of 10:00 am to 3:00 pm. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

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MANAGEMENT

The following table sets forth the name and age of officers and director. Our Executive officers are elected annually by our Board of Directors. Our executive officers hold their offices until they resign, are removed by the Board, or his successor is elected and qualified.

Name	Age	Position
Alan Collier	54	Director, Chief Executive Officer, Interim Chief Financial Officer, and Secretary
Michael Mann	62	President

Biographies

Alan Collier has been the Chief Executive Officer, Secretary, and a director of the Company Since March 2012. Mr. Collier has more than twenty (20) years of experience in finance, telecommunications, and consumer products. Over the progression of his career, he has specialized in the development and financing of early stage, high growth, and acquisitive companies (public and private). He has structured, participated in, and completed numerous transactions including mergers and acquisitions, equity and debt placements, capital restructuring, joint venture development, and channel partner procurement. Additionally, Mr. Collier was a Senior Managing Director at Mid-Market Securities, a FINRA-registered Broker-Dealer. He is also the co-founder and a Managing Member of C2 Capital, LLC, which provides management consulting services to companies preparing to go public. Prior to joining Mid-Market Securities, Mr. Collier was a Managing Director of Mosaic Capital and co-managed its Capital Markets Group at Mosaic Capital. He was previously a Vice President at Corporate Capital Group and Managing Director and CEO of Greenbridge Capital Group. He has held numerous board and executive positions throughout his career.

Michael Mann has been the President since January 2014. Mr. Mann was the Vice President of Shareholder Relations from March 2012 to January 2014 for the Company and he brings significant related experience in business operations and corporate finance. From 2008 to March 2012, Mr. Mann has served as the President and Chief Executive Officer of Hanover Portfolio Acquisitions, Inc. formerly known as Hanover Asset Management, Inc. Immediately prior thereto, Mr. Mann was the Founder, President, and Chief Executive Officer of U.S. Debt Settlement, Inc., a company listed on the Frankfurt Stock Exchange. Mr. Mann had personally overseen the growth and development of U.S. Debt Settlement since 2003. From January 2002 to July 2003, Mr. Mann was the Chief Executive Officer of Shared Vision Capital, a boutique investment banking firm that assisted emerging companies with early seed capital and bridge loans. From October 1998 through December 2001, Mr. Mann was the Vice President of Investor Relations for JuriSearch.com, an online legal research platform. During his tenure with JuriSearch.com, Mr. Mann was directly responsible for financing for the company’s growth and development. In addition, Mr. Mann founded and served as the president of Universal Pacific Communications, a privately-owned telecommunications company. Under his leadership, Universal Pacific developed a fiber optic disaster recovery telecommunications network.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

Code of Ethics

We do not have a code of ethics that applies to our officers, employees and directors.

Corporate Governance

The business and affairs of the company are managed under the direction of our board. We have a board consisting of one member. In addition to the contact information in this annual report, each stockholder will be given specific information on how he/she can direct communications to the officers and our director of the corporation. All material communications from stockholders are relayed to our board.

Role in Risk Oversight

Our board is primarily responsible for overseeing our risk management processes. The board receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. The board focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our company are consistent with the board’s appetite for risk. While the board oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

Section 16(a) Beneficial Ownership Reporting Compliance

We became subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (“34 Act”) on June 15, 2015 when we filed a Form 8-A. Our officers and director have made appropriate filings under Section 16(a) of the Exchange Act, although on two occasions, Mr. Mann filed his Form 4 a few days late. These instances involved reporting of open market purchases and did not involve any short swing profits.

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Executive Compensation.

The following executives of the Company received compensation in the amounts set forth in the chart below for the fiscal years ended December 31, 2017, 2016 and 2015. No other item of compensation was paid to any officer or director of the Company other than reimbursement of expenses.

The following executives of the Company received compensation in the amounts set forth in the chart below for the fiscal years ended December 31, 2019, and 2018. No other item of compensation was paid to any officer or director of the Company other than reimbursement of expenses.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)

Alan Collier, CEO, Interim	2019	$300,000	$15,000	$-	$-	$315,000
CFO, Secretary and Director	2018	$300,000	$-	$-	$-	$300,000

Michael Mann, V.P., Former	2019	$45,000	$-	$-	$-	$45,000
CEO	2018	$270,000	$-	$-	$-	$270,000

Outstanding Equity Awards at Fiscal Year-End Table

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Alan Collier, CEO, Interim	5,000	-	$54.00	4/17/2027
CFO, Secretary and Director	10,185	-	$21.60	8/29/2020

Michael Mann, V.P., Former CEO	10,185	-	$21.60	8/29/2020

Compensation of Directors

The directors receive no compensation for serving as directors. However, the Company may reimburse its directors for any out-of-pocket cost reasonably incurred to attend a Board meeting.

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Compensation Agreements

All of the new officers pursuant to the terms of the Share Exchange Agreement dated March 14, 2012 have agreed to accrue and defer payment of their compensation until the Company has generated sufficient financing proceeds or revenue to pay such compensation. Initially, Messrs. Collier and Mann each received compensation of $10,000 per month which has increased to $25,000 and $22,500 per month, respectively.

Compensation of Directors

The directors receive no compensation for serving as directors. However, the Company may reimburse its directors for any out-of-pocket cost reasonably incurred to attend a Board meeting.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

The following table sets forth certain information regarding our shares of common stock beneficially owned as of July 15, 2020, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of July 15, 2020. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of July 15, 2020 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise specified, the address of each of the persons set forth below is care of the company at the address of: 6320 Canoga Avenue, 15th Floor Woodland Hills, CA 91367.

Name of Beneficial Owner	Amount of Beneficial Ownership (1)	Percent of Ownership (2) (3)

Alan Collier	41,004	0.3%
Michael Mann	36,974	0.2%

All officers and directors as a group (2 persons)	77,978	0.5%

(1) This includes common shares controlled by Mr. Collier

(2) Based on shares of common stock outstanding as of July 15, 2020

(3) Does not include certain options owned by Messrs. Collier and Mann which have an exercise price of $0.14 per share and are not currently exercisable.

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Certain Relationships and Related Transactions, and Director Independence.

On March 31, 2014, the Company issued a promissory note to Michael Mann for a principal amount of $70,000. The Note carries an interest rate of 14% per annum and a maturity date of September 30, 2017 with interest due monthly. The note was fully paid as of December 31, 2019.

On October 29, 2014, the Company issued a promissory note to Michael Mann for a principal amount of $50,000. The Note carries an interest rate of 12% per annum and a maturity date of October 29, 2017 with interest due monthly. On September 29, 2019, the maturity date of the promissory note was extended to December 31, 2019. As of December 31, 2019, the Company has a remaining principal balance of $15,000.

On February 10, 2015, the Company issued a promissory note to Michael Mann for a principal amount of $50,000. The Note carries an interest rate of 12% per annum and a maturity date of June 4, 2015 with interest due monthly. On September 29, 2019, the maturity date of the promissory note was extended to December 31, 2019. As of December 31, 2019, the Company has a remaining principal balance of $50,000.

On December 21, 2017, the Company issued a promissory note to Michael Mann for a principal amount of $100,000. The Note carries an interest rate of 10% per annum and a maturity date of March 22, 2018 with interest due monthly. On September 29, 2019, the maturity date of the promissory note was extended to December 31, 2019. As of December 31, 2019, the Company has a remaining principal balance of $100,000.

The outstanding notes to Mr. Mann equal $165,000 at December 31, 2019. In the opinion of management, these notes were on terms no less favorable to the lenders than the Company might have obtained from an unaffiliated party.

Director Independence

We do not have any independent directors. Because our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of the company;

●	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	a family member of the director is, or at any time during the past three years was, an executive officer of the company;

●	the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

●	the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Mr. Alan Collier is not considered independent because he is the Company’s Chief Executive Officer.

We do not currently have a separately designated audit, nominating or compensation committee.

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PRINCIPAL ACCOUNTANT FEES AND SERVICES

For the Company’s fiscal years ended December 31, 2019 and 2018, we were billed approximately $87,315 and $80,790, respectively, for professional services rendered for the audit and review of our financial statements.

Audit Related Fees

There were no fees for audit related services for the years ended December 31, 2019 and 2018.

Tax Fees

For the Company’s fiscal years ended December 31, 2019 and 2018, we were billed approximately $9,900 and $12,865 for professional services rendered for tax compliance, tax advice, and tax planning.

All Other Fees

The Company did not incur any other fees related to services rendered by our principal accountant for the fiscal years ended December 31, 2019 and 2018.

Effective May 6, 2003, the Securities and Exchange Commission adopted rules that require that before our auditor is engaged by us to render any auditing or permitted non-audit related service, the engagement be:

●	approved by our audit committee; or

●	entered into pursuant to pre-approval policies and procedures established by the audit committee, provided the policies and procedures are detailed as to the particular service, the audit committee is informed of each service, and such policies and procedures do not include delegation of the audit committee’s responsibilities to management.

We do not have an audit committee. Our board of directors pre-approves all services provided by our independent auditors. The pre-approval process has just been implemented in response to the new rules. Therefore, our board of directors does not have records of what percentage of the above fees was pre-approved. However, all of the above services and fees were reviewed and approved by the board of directors either before or after the respective services were rendered.

DESCRIPTION OF CAPITAL STOCK

The Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”) authorize us to issue (a) 2,500,000,000 shares of Common Stock, par value $0.0001 per share, of which, 15,041,508 shares are issued and outstanding as of the date of July 15, 2020, and (b) 5,000,000 shares of Preferred Stock, $0.001 par value per share, 10,889,119 of which were issued and outstanding on March 31, 2020.

Common Stock

Holders of Common Stock are entitled to one vote for each share on all matters submitted to a vote of shareholders. Holders of Common Stock do not have cumulative voting rights. Holders of Common Stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, subject to the preferences of any shares of Preferred Stock which may then be authorized and outstanding, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock.

Holders of Common Stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the Common Stock. The rights of the holders of Common Stock are subject to any rights that may be fixed for holders of Preferred Stock, when and if any Preferred Stock is authorized and issued. All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable.

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Preferred Stock

Our articles of incorporation authorized the issuance of up to 5,000,000 shares of Preferred Stock in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions, as are determined by resolution of our Board of Directors.

Series AA Super Voting Preferred Stock

On April 3, 2013, the Company filed a Certificate of Designation that authorized the issuance of up to one million (1,000,000) shares of a new series designated “Series AA Super Voting Preferred Stock,” and established the rights, preferences and limitations thereof.

Each holder of outstanding shares of Series AA Super Voting Preferred Stock shall be entitled to one hundred thousand (100,000) votes for each share of Series AA Super Voting Preferred Stock held on the record date for the determination of stockholders entitled to vote at each meeting of stockholders of the Company.

There are no rights to dividends, liquidation preferences or conversion rights associated with the Series AA Super Voting Preferred Stock. We presently have 25,000 shares of Series AA Super Voting Preferred Stock outstanding which are held by Alan Collier our CEO. This gives him effective control over all shareholder votes conducted by us.

The summary of the rights, privileges and preferences of the Series AA Super Voting Preferred Stock described above is qualified in its entirety by reference to the Certificate of Designation, a copy of which is an exhibit hereto.

Series B Convertible Preferred Stock

On February 7, 2017, the Company filed a certificate of designation for 50,000 shares of Series B Convertible Preferred Stock designated as Series B (“Series B”) which are authorized and convertible, at the option of the holder, commencing six months from the date of issuance into common shares and warrants. For each share of Series B, the holder, on conversion, shall receive the stated value divided by 75% of the market price on the date of purchase of Series B and a three-year warrant exercisable into up to a like amount of common shares with an exercise price of 150% of the market price as defined in the Certificate of Designation. Dividends shall be paid only if dividends on the Company’s issued and outstanding Common Stock are paid and the amount paid to the Series B holder will be as though the conversion shares had been issued. The Series B holders have no voting rights. Upon liquidation, the holder of Series B, shall be entitled to receive an amount equal to the stated value, $100 per share, plus any accrued and unpaid dividends thereon before any distribution is made to Series C Secured Redeemable Preferred Stock or common stockholders. As of the date of this Prospectus, 600 shares of Series B and 4,805,600 warrant shares have been issued and are outstanding.

Series C Convertible Redeemable Preferred Stock

On December 22, 2017, the Company filed a certificate of designation for 8,000 shares of Series C Secured Redeemable Preferred Stock (“Series C”). Each share of the C Preferred is entitled to receive a $20.00 quarterly dividend commencing March 31, 2018 and each quarter thereafter and is to be redeemed for the stated value, $1,000 per share, plus accrued dividends in cash (i) at the Company’s option, commencing one year from issuance and (ii) mandatorily as of December 31, 2019. Management determined that the Series C should be classified as liability per the guidance in ASC 480 Distinguishing Liabilities from Equity as of December 31, 2019. On January 29, 2020, the Company filed the amended and restated certificate of designation fort its Series C Secured Redeemable Preferred Stock. The amendment changed the rights of the Series C by (a) removing the requirement to redeem the Series C, (b) removing the obligation to pay dividends on the Series C, (c) Allowing the holders of shares of Series C to convert the stated value of their shares into common stock of the Company at 75% of the last closing price of such common stock.. The C Preferred does not have any rights to vote with the common stock.

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Upon liquidation, the holder of Series C, shall be entitled to receive an amount equal to the stated value, $1,000 per share, plus any accrued and unpaid dividends thereon before any distribution is made to common stockholders but after distributions are made to holders of Series B.

Management reviewed the guidance in ASC 470-60 Troubled Debt Restructurings and ASC 470-50 Debt Modifications and Extinguishments and concluded that the changes to the terms of the Series C qualified for debt extinguishment and recorded a loss on debt extinguishment totaling approximately $604,000.

Management determined the fair value of the new instrument based on the guidance in ASC 820 Fair Value Measurement. Management concluded that the preferred stock should not be classified as a liability per the guidance in ASC 480 Distinguishing Liabilities from Equity even though the conversion would require the issuance of variable number of shares since such obligation is not unconditional. Management classified the Series C in permanent equity as of March 31, 2020.

During the three months ended March 31, 2020, the Company converted 936 shares of Series C into 1,636,166 shares of common stock. As of March 31, 2020, 878 shares of Series C were outstanding

Series D Convertible Preferred Stock

On November 11, 2019, the Company filed a certificate of designation for 20,000 shares of Series D Convertible Preferred Stock designated as Series D (“Series D”), which are convertible, at the option of the holder, at any time from the date of issuance, into shares of common shares. On or prior to August 1, 2020, for each share of Series D, the holder, on conversion, shall receive a number of common shares equal to 0.01% of the Company’s issued and outstanding shares on conversion date and for conversion on or after August 2, 2020, the holder shall receive conversion shares as though the conversion date was August 1, 2020, with no further adjustments for issuances by the Company of common stock after August 1, 2020, except for stock split or reverse stock splits of the common stock.

The Series D holders have no voting rights. Upon liquidation, the holder of Series D, shall be entitled to receive an amount equal to the stated value, $1,000 per share, plus any accrued and unpaid dividends thereon before any distribution is made to common stockholders. During the year ended December 31, 2019, 255 shares of Series D have been issued. As of the date of this prospectus, there are 255 shares of Series D outstanding.

Dividend Policy

We have not declared dividends since our inception. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Transfer Agent

The transfer agent for our common stock is Equity Stock Transfer, 237 W 37th Street - Suite 601, New York, NY 10018; phone: (212) 575-5757.

PLAN OF DISTRIBUTION

The purpose of this prospectus is to permit the selling stockholder to offer and resell up to 4,923,036 shares of our common stock at such times and at such places as it chooses. To the extent required, we may amend and supplement this prospectus from time to time to describe a specific plan of distribution. The decision to sell any shares offered pursuant to this prospectus is within the sole discretion of the selling stockholder.

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The distribution of the common stock by the selling stockholder may be effected from time to time in one or more transactions. Any of the common stock may be offered for sale, from time to time, by the selling stockholder at prices and on terms then obtainable, at fixed prices, at prices then prevailing at the time of sale, at prices related to such prevailing prices, or in negotiated transactions at negotiated prices or otherwise. The common stock may be sold by one or more of the following:

●	On the OTCQB or any other national common stock exchange or automated quotation system on which our common stock is traded, which may involve transactions solely between a broker-dealer and its customers which are not traded across an open market and block trades.

●	Through one or more dealers or agents (which may include one or more underwriters), including, but not limited to:

●	Block trades in which the broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus.

●	Purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus.

●	Ordinary brokerage transactions.

●	Transactions in which the broker solicits purchasers.

●	Directly to one or more purchasers.

●	A combination of these methods.

Cavalry and any broker-dealers who act in connection with the sale of its shares are “underwriters” within the meaning of the Securities Act, and any discounts, concessions or commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts, concessions and commissions under the Securities Act. Because the selling stockholder is an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder.

The selling stockholder or its underwriters, dealers or agents may sell the common stock to or through underwriters, dealers or agents, and such underwriters, dealers or agents may receive compensation in the form of discounts or concessions allowed or re-allowed. Underwriters, dealers, brokers or other agents engaged by the selling stockholder may arrange for other such persons to participate. Any fixed public offering price and any discounts and concessions may be changed from time to time. Underwriters, dealers and agents who participate in the distribution of the common stock may be deemed to be underwriters within the meaning of the Securities Act, and any discounts or commissions received by them or any profit on the resale of shares by them may be deemed to be underwriting discounts and commissions thereunder. The proposed amounts of the common stock, if any, to be purchased by underwriters and the compensation, if any, of underwriters, dealers or agents will be set forth in a prospectus supplement.

Unless granted an exemption by the SEC from Regulation M under the Exchange Act, or unless otherwise permitted under Regulation M, the selling stockholder will not engage in any stabilization activity in connection with our common stock, will furnish each broker or dealer engaged by the selling stockholder and each other participating broker or dealer the number of copies of this prospectus required by such broker or dealer, and will not bid for or purchase any common stock of our or attempt to induce any person to purchase any of the common stock other than as permitted under the Exchange Act.

We will not receive any proceeds from the sale of these shares of common stock offered by the selling stockholder. We shall use our reasonable efforts to prepare and file with the SEC such amendments and supplements to the registration statement and this prospectus as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of the common stock covered by the registration statement for the period required to effect the distribution of such common stock.

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We are paying certain expenses (other than commissions and discounts of underwriters, dealers or agents) incidental to the offering and sale of the common stock to the public. If we are required to update this prospectus during such period, we may incur additional expenses in excess of the amount estimated above. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act and the Exchange Act, subject to certain exceptions.

In order to comply with certain state securities laws, if applicable, the common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the shares of common stock may not be sold unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS

None.

LEGAL MATTERS

Selected legal matters with respect to the validity of the securities offered by this prospectus will be passed upon for us by Frank J. Hariton, White Plains, NY. Mr. Hariton owns 504,536 shares of our common stock and an option to purchase 6,000,000 shares at $0.1401.

EXPERTS

The financial statements for the years ended December 31, 2019 and December 31, 2018, included in this prospectus have been audited by Rose, Snyder & Jacobs LLP, Encino, California, to the extent and for the periods indicated in their report thereon. Such financial statements have been included in this prospectus and Registration Statement in reliance upon the report of Rose Snyder & Jacobs LLP and upon the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the SEC for the stock offered pursuant to this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to us and the common stock offered hereby, please refer to the registration statement and its exhibits and schedules for further information relating to us and our common stock.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934 and in accordance therewith file reports, proxy statements and other information with the SEC. Such reports, proxy statements, other information and a copy of the registration statement may be inspected by anyone without charge and copies of these materials may be obtained upon the payment of the fees prescribed by the SEC, at the Public Reference Room maintained by the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of this public reference room by calling 1-800-SEC-0330. The Registration Statement, including all exhibits and schedules and amendments, has been filed with the SEC through the Electronic Data Gathering Analysis and Retrieval system and is available to the public from the SEC’s web site at http://www.sec.gov.

45

CONSOLIDATED FINANCIAL INFORMATION

Endonovo Therapeutics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	March 31, 2020	December 31, 2019
	(Unaudited)	(Audited)

ASSETS
Current assets:
Cash	$178	$18,893
Accounts receivable, net of allowance for doubtful accounts of $0	3,082	22,742
Prepaid expenses and other current assets	14,660	20,920
Total current assets	17,920	62,555

Property, Plant and Equipment, net	4,289	5,915
Patents, net	3,044,452	3,206,180
Total assets	$3,066,661	$3,274,650

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$576,739	$599,470
Accrued interest	1,486,480	1,317,376
Deferred compensation	2,637,660	2,431,373
Notes payable, net of discounts of $31,510 and $12,649 as of March 31, 2020 and December 31, 2019	6,023,369	6,697,146
Notes payable - related party	157,000	165,000
Derivative liability	3,172,265	10,599,690
Series C preferred stock liability, net of discounts $766 at December 31, 2019	-	1,813,415

Total current liabilities	14,053,513	23,623,470

Acquisition payable	155,000	155,000
Total liabilities	14,208,513	23,778,470
COMMITMENTS AND CONTINGENCIES, note 9

Shareholders’ deficit
Super AA super voting preferred stock, $0.001 par value; 1,000,000 authorized and 25,000 issued and outstanding at March 31, 2020 and December 31, 2019	25	25
Series B convertible preferred stock, $0.0001 par value; 50,000 shares authorized, 600 shares issued and outstanding at March 31, 2020 and December 31, 2019	1	1

Series C convertible preferred stock, $0.0001 par value; 8,000 shares authorized, 878 and 1,814 shares issued and outstanding at March 31, 2020 and December 31, 2019	-	-

Series D convertible preferred stock, $0,0001 par value; 20,000 shares authorized, 305 and 255 issued and outstanding at March 31, 2020 and December 31, 2019	-	-

Common stock, $0.0001 par value; 2,500,000,000 shares authorized; 7,213,661 and 1,189,204 shares issued and outstanding as of March 31, 2020 and December 31, 2019	721	118
Additional paid-in capital	37,455,339	32,432,392
Stock subscriptions	(1,570)	(1,570)
Accumulated deficit	(48,596,368)	(52,934,786)
Total shareholders’ deficit	(11,141,852)	(20,503,820)
Total liabilities and shareholders’ deficit	$3,066,661	$3,274,650

See accompanying summary of accounting policies and notes to unaudited condensed consolidated financial statements.

46

Endonovo Therapeutics, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended
	March 31,
	2020	2019(*)

Revenue	$69,685	$44,952
Cost of revenue	6,260	7,711
Gross profit	63,425	37,241

Operating expenses	743,037	850,238
Loss from operations	(679,612)	(812,997)

Other income (expense)
Change in fair value of derivative liability	6,461,402	(8,542)
Gain (loss) on settlement of debt	(609,275)	38,891
Interest expense, net	(834,097)	(1,623,577)
Other income (expense)	5,018,030	(1,593,228)

Income (Loss) before income taxes	4,338,418	(2,406,225)

Provision for income taxes	-	-

Net Income (Loss)	$4,338,418	$(2,406,225)

Basic Income (Loss) per share	$1.47	$(4.99)
Diluted Income (Loss) per share	$(0.14)	$(4.99)
Weighted average common share outstanding:
Basic	2,952,171	481,827
Diluted	11,925,787	481,827

See accompanying summary of accounting policies and notes to unaudited condensed consolidated financial statements.

(*) The condensed consolidated financial statements have been retroactively restated to reflect the 1,000-for-1-reverse stock split that occurred in December 20, 2019.

47

Endonovo Therapeutics, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months ended March 31,
	2020	2019(*)
Operating activities:
Net Income (Loss)	$4,338,418	$(2,406,225)
Adjustments to reconcile net income (loss) to cash used in operating activities:
Depreciation and amortization expense	163,354	162,474
Fair value of equity issued for services	9,567	92,084
Loss (gain) on extinguishment of debt	609,275	(38,891)
Amortization of note discount and original issue discount	19,639	671,929
Amortization of discount on Series C Preferred stock liability	124	46,119
Non-cash interest expense	524,742	563,267
Non-cash value of stock, options and warrants issued for services and notes	-	5,279
Change in fair value of derivative liability	(6,461,402)	8,542
Changes in assets and liabilities:
Accounts receivable	19,660	(6,970)
Prepaid expenses and other current assets	6,260	-
Account payable	(22,731)	41,497
Accrued interest	289,592	302,112
Deferred compensation	206,287	30,550
Net cash used in operating activities	(297,215)	(528,233)

Investing activities:

Net cash provided by (used in) investing activities	-	-

Financing activities:
Proceeds from the issuance of notes payable	236,500	320,000
Repayments on related-parties short-term advances	(8,000)	-
Repayments of convertible debt in cash	-	(140,000)
Proceeds from issuance of common stock and units	-	27,559
Proceeds from issuance of preferred stock	50,000	-
Net cash provided by financing activities	278,500	207,559

Net decrease in cash	(18,715)	(320,674)
Cash, beginning of year	18,893	379,151
Cash, end of period	$178	$58,477

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$39,504
Cash paid for income taxes	$-	$-

Non-Cash Investing and Financing Activities:
Conversion of notes payable and accrued interest to common stock	$1,050,404	$919,618
Conversion of fixed rate notes to Preferred C Stock	$-	$64,000
Conversion of Preferred C Stock to common stock	$1,247,734	$-

See accompanying summary of accounting policies and notes to unaudited condensed consolidated financial statements.

(*) The condensed consolidated financial statements have been retroactively restated to reflect the 1,000-for-1-reverse stock split that occurred in December 20, 2019.

48

Endonovo Therapeutics, Inc. and Subsidiaries

Condensed Consolidated Statement of Shareholders’ Deficit

(Unaudited)

For the three months ended March 31, 2019

	Series AA Preferred Stock		Series B Convertible Preferred Stock		Common Stock		Additional Paid-in	Subscription	Retained	Total Shareholder’s
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Receivable	Earnings	Deficit

Balance December 31, 2018 (*)	25,000	$25	600	$1	431,063	$43	$24,229,945	$(1,570)	$(35,620,282)	$(11,391,838)
Common stock issued for cash (*)	-	-	-	-	2,000	-	27,559	-	-	27,559
Common stock issued for services (*)	-	-	-	-	4,132	-	92,084	-	-	92,084
Valuation of warrants issued with Preferred Stock C	-	-	-	-	-	-	11,512	-	-	11,512
Shares issued for conversion of notes payable and accrued interest (*)	-	-	-	-	78,044	8	2,002,174	-	-	2,002,182
Valuation of stock issued with notes (*)	-	-	-	-	1,091	-	26,545	-	-	26,545
Valuation of common stock issued for note extensions	-	-	-	-	443	-	8,333	-	-	8,333
Valuation of stock options issued for service	-	-	-	-	-	-	5,170	-	-	5,170
Net loss for the quarter ended March 31, 2019	-	-	-	-	-	-	-	-	(2,406,225)	(2,406,225)
Balance March 31, 2019 (*)	25,000	25	600	1	516,773	51	26,403,322,	(1,570)	(38,026,507)	(11,624,678)

(*) The condensed consolidated financial statements have been retroactively restated to reflect the 1,000-for-1-reverse stock split that occurred in December 20, 2019.

49

For three months ended March 31, 2020

	Series AA		Series B Convertible		Series D Convertible		Series C Convertible				Additional			Total
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Paid-in	Subscription	Retained	Shareholder’s
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Receivable	Earnings	Deficit

Balance December 31, 2019	25,000	$25	600	$1	255	$-	-	-	1,189,204	$118	$32,432,392	$(1,570)	$(52,934,786)	$(20,503,820)

Reclassification Preferred Series C	-	-	-	-	-	-	1,814	-	-	-	2,418,269	-	-	2,418,269

Shares issued for Preferred Series D	-	-	-	-	50	-	-	-	-	-	50,000	-	-	50,000
Shares issued for conversion of notes payable and accrued interest	-	-	-	-	-	-	-	-	4,388,291	439	2,545,275	-	-	2,545,714
Shares issued for conversion of Preferred Series C to common share	-	-	-	-	-	-	(936)	-	1,636,166	164	(164)	-	-	-
Valuation of stock options issued for services	-	-	-	-	-	-	-	-	-	-	9,567	-	-	9,567
Net loss for the quarter ended March 31, 2020	-	-	-	-	-	-	-	-	-	-		-	4,338,418	4,338,418
Balance March 31, 2020	25,000	25	600	1	305	-	878	-	7,213,661	721	37,455,339	(1,570)	(48,596,368)	(11,141,852)

See accompanying summary of accounting policies and notes to unaudited condensed consolidated financial statements.

50

Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 1 - Organization and Nature of Business

Endonovo Therapeutics, Inc. (Endonovo or the “Company”) is an innovative biotechnology company that has developed a bio-electronic approach to regenerative medicine. Endonovo is a growth stage company whose stock is publicly traded (OTCQB: ENDV).

The Company develops, manufactures and distributes evolutionary medical devices focused on the rapid healing of wounds and reduction of pain, edema and inflammation and in the human body. The Company’s non-invasive bioelectric medical devices are designed to target inflammation, cardiovascular diseases, chronic kidney disease, and central nervous system disorders (“CNS” disorders).

Endonovo’s core mission is to transform the field of medicine by developing safe, wearable, non-invasive bioelectric medical devices that deliver the Company’s Electroceutical® Therapy. Endonovo’s bioelectric Electroceutical® devices harnesses bioelectricity to restore key electrochemical processes that initiate anti-inflammatory processes and growth factors in the body necessary for healing to rapidly occur.

Basis of Presentation and Principles of Consolidation

The accompanying unaudited interim condensed consolidated financial statements have been presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and the instructions to Article 8 of Regulation S-X. Accordingly, the financial statements do not include all of the information and notes required by GAAP for complete financial statements. The condensed consolidated financial statements as of March 31, 2020 and 2019 are unaudited; however, in the opinion of management such interim condensed consolidated financial statements reflect all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of the results for the periods presented. The accompanying financial information should be read in conjunction with the financial statements and the notes thereto in the Company’s most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (the “SEC”) on May 4, 2020. The results of operations for the period presented are not necessarily indicative of the results that might be expected for future interim periods or for the full year.

The condensed consolidated financial statements of the Company include the accounts of ETI and IPR as of March 14, 2012; Aviva as of April 2, 2013; and WeHealAnimals as of November 16, 2013. All significant intercompany accounts and transactions are eliminated in consolidation.

Going Concern

These accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates realization of assets and the satisfaction of liabilities in the normal course of business for the twelve-month period following the date these condensed consolidated financial statements are issued.

As of March 31, 2020, the Company had cash of less than $1,000 and a working capital deficiency of $14.0 million. During the three months ended March 31, 2020, the Company used approximately $0.3 million of cash in its operation. The Company has incurred recurring losses resulting in an accumulated deficit of $ 48.6 million as of March 31, 2020. These conditions raise substantial doubt as to its ability to continue as going concern within one year from issuance date of these financial statements.

During the three months ended March 31, 2020, the Company has raised approximately $286,500 in debt and equity financing. The Company is raising additional capital through debt and equity securities to continue the funding of its operations. However, there is no assurance that the Company can raise enough funds or generate sufficient revenues to pay its obligations as they become due, which raises substantial doubt about our ability to continue as a going concern.

No adjustments have been made to the carrying value of assets or liabilities as a result of this uncertainty. To reduce the risk of not being able to continue as a going concern, management is commercializing its FDA cleared and CE marked products and has commenced implementing its business plan to materialize revenues from potential, future, license agreements, has raised capital through the sale of its preferred and common stock, has entered into an investment agreement whereby the company has access to an equity line of credit and is seeking out profitable companies.

In March 2020, the World Health Organization declared coronavirus COVID-19 a global pandemic. This contagious disease outbreak, which has continued to spread, and any related adverse public health developments, has adversely affected workforces, economies, and financial markets globally, potentially leading to an economic downturn. It is not possible for the Company to predict the duration or magnitude of the adverse results of the outbreak and its effects on the Company’s business or ability to raise funds.

51

Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (continued)

Reverse Split

In October 2019, the Company’s Board of Directors and stockholders approved an amendment to the Company’s amended and restated certificate of incorporation to effect a 1,000-for-1 reverse split of the Company’s common stock, which was effected on December 20, 2019. The par value of the common stock was not adjusted as a result of the reverse stock split. Accordingly, all common stock, stock options, warrants and related per share amounts as of and for the quarter ended March 31, 2019 have been retroactively adjusted to give effect to the reverse split.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. Critical estimates include the value of shares issued for services, in connection with notes payable agreements, in connection with note extension agreements, and as repayment for outstanding debt, the useful lives of property and equipment, the valuation of the derivative liability, the valuation of warrants and stock options, and the valuation of deferred income tax assets. Management uses its historical records and knowledge of its business in making these estimates. Actual results could differ from these estimates.

Earnings (Loss) Per Share

The Company utilizes Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 260, “Earnings per Share.” Basic earnings (loss) per share is computed based on the earnings (loss) attributable to common shareholders divided by the weighted average number of shares outstanding for the period excluding any dilutive effects of options, warrants, unvested share awards and convertible securities. Diluted earnings (loss) per common share is calculated similar to basic earnings (loss) per share except that the denominator is increased to include additional common share equivalents available upon exercise of stock option, warrants, common shares issuable under convertible debt and restricted stock using the treasury stock method. Dilutive common share equivalents include the dilutive effect of in-the-money share equivalents, which are calculated based on the average share price for each period using the treasury stock method, excluding any common share equivalents if their effect would be anti-dilutive. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered anti-dilutive and thus are excluded from the calculation. The components of basic and diluted earnings per share for the three months ended March 31, 2020 and 2019 were as follows:

	Three months ended March 31,
	2020	2019
Numerator:
Net income attributable to common shareholders	$4,338,418	$(2,406,225)

Effect of dilutive securities
Convertible notes	(6,035,559)	-
Net loss for diluted earnings per share	(1,697,141)	-
Denominator:
Weighted-average number of common shares outstanding during the period	2,952,171	481,827
Dilutive effect of convertible notes payable	8,973,616	-
Common stock and common stock equivalents used for diluted earnings per share	11,925,787	481,827

Accounts Receivable

The Company uses the specific identification method for recording the provision for doubtful accounts, which was $0 at March 31, 2020 and December 31, 2019. Accounts receivable are written off when all collection attempts have failed.

Research and Development

Costs relating to the development of new products are expensed as research and development as incurred in accordance with FASB Accounting Standards Codification (“ASC”) 730-10, Research and Development. Research and development costs amounted to $1,003 and $63,301 for the three months ended March 31, 2020 and 2019, respectively, and are included in operating expenses in the condensed consolidated statements of operations.

52

Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (continued)

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes existing guidance on accounting for leases in “Leases (Topic 840)” and generally requires all leases to be recognized in the condensed consolidated balance sheet. ASU 2016-02 is effective for annual and interim reporting periods beginning after December 15, 2018; early adoption is permitted. The provisions of ASU 2016-02 are to be applied using a modified retrospective approach. The Company has adopted ASU 2016-02 on January 1, 2019. The adoption of ASU 2016-02 did not have a significant impact on the Company’s condensed consolidated results of operations, financial position and cash flows.

In June 2018, the FASB issued ASU No. 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which simplifies several aspects of the accounting for nonemployee share-based payment transactions resulting from expanding the scope of Topic 718, Compensation—Stock Compensation, to include share-based payment transactions for acquiring goods and services from nonemployees. This ASU is effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than an entity’s adoption date of Topic 606. The Company has early adopted ASU 2018-07 and the adoption did not have a significant impact on the Company’s condensed consolidated financial statements.

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework- Changes to the Disclosure Requirements for Fair Value Measurement. The amendments in this Update modify the disclosure requirements on fair value measurements in Topic 820, Fair Value Measurement, based on the concepts in the Concepts Statement, including the consideration of costs and benefits. Effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. Early adoption is permitted upon issuance of this Update. Any entity is permitted to early adopt any removed or modified disclosures upon issuance of this Update and delay adoption of the additional disclosures until their effective date. The Company adopted ASU 2018-13 as of January 1, 2020, and ASU 2018-13 has not had a material impact on the condensed consolidated financial position or results of operations and liquidity.

The Company has evaluated all the recent accounting pronouncements and determined that there are no other accounting pronouncements that will have a material effect on the Company’s financial statements.

53

Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (continued)

Note 2 - Revenue Recognition

Contracts with Customers

We have adopted ASC 606, Revenue from Contracts with Customers effective January 1, 2018 using the modified retrospective method applied to those contracts which were not substantially completed as of January 1, 2018. These standards provide guidance on recognizing revenue, including a five-step model to determine when revenue recognition is appropriate. The standard requires that an entity recognize revenue to depict the transfer of control of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

We routinely plan on entering into contracts with customers that include general commercial terms and conditions, notification requirements for price increases, shipping terms and in most cases prices for the products and services that we offer. Our performance obligations are established when a customer submits a purchase order notification (in writing, electronically or verbally) for goods and services, and we accept the order. We identify performance obligations as the delivery of the requested product or service in appropriate quantities and to the location specified in the customer’s contract and/or purchase order. We generally recognize revenue upon the satisfaction of these criteria when control of the product or service has been transferred to the customer at which time we have an unconditional right to receive payment. Our sales and sale prices are final and our prices are not affected by contingent events that could impact the transaction price.

Revenues for our SofPulse® product is typically recognized at the time the product is shipped, at which time the title passes to the customer, and there are no further performance obligations.

In connection with offering products and services provided to the end user by third-party vendors, we review the relationship between us, the vendor and the end user to assess whether revenue should be reported on a gross or net basis. In asserting whether revenue should be reported on a gross or net basis, we consider whether we act as a principal in the transaction and control the goods and services used to fulfill the performance obligation(s) associated with the transaction.

Sources of Revenue

We have identified the following revenues by revenue source:

1.	Medical care providers

As of March 31, 2020, and 2019 the sources of revenue were as follows:

	Three Months Ended
	March 31,
	2020	2019

Direct sales- Medical care providers, gross	$69,685	$44,952
Total sources of revenue	$69,685	$44,952

54

Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (continued)

Warranty

Our general product warranties do not extend beyond an assurance that the product delivered will be consistent with stated specifications and do not include separate performance obligations.

Significant Judgments in the Application of the Guidance in ASC 606

There are no significant judgments associated with the satisfaction of our performance obligations. We generally satisfy performance obligations upon delivery of the product to the customer. This is consistent with the time in which the customer obtains control of the products. Performance obligations are also generally settled quickly after the purchase order acceptance, therefore the value of unsatisfied performance obligations at the end of any reporting period is generally immaterial.

We consider variable consideration in establishing the transaction price. Forms of variable consideration applicable to our arrangements include sales returns, rebates, volume-based bonuses, and prompt pay discounts. We use historical information along with an analysis of the expected value to properly calculate and to consider the need to constrain estimates of variable consideration. Such amounts are included as a reduction to revenue from the sale of products in the periods in which the related revenue is recognized and adjusted in future periods as necessary.

Practical Expedients

Our payment terms for sales direct to distributors are substantially less than the one-year collection period that falls within the practical expedient in determination of whether a significant financing component exists.

Note 3 – Property, Plant and Equipment

The following is a summary of equipment, at cost, less accumulated depreciation at March 31, 2020 and December 31, 2019:

	March 31, 2020	December 31, 2019

Autos	$64,458	$64,458
Medical equipment	13,969	13,969
Other equipment	11,367	11,367
	89,794	89,794
Less accumulated depreciation	85,505	83,879
	$4,289	$5,915

55

Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (continued)

Depreciation expense for the three months ended March 31, 2020 and 2019 was $1,626 and $747, respectively.

Note 4 – Patents

In December 2017, we acquired from Rio Grande Neurosciences, Inc. (RGN) a patent portfolio for $4,500,000. The earliest patents expire in 2024. The following is a summary of patents less accumulated amortization at March 31, 2020 and December 31, 2019:

	March 31, 2020	December 31, 2019

Patents	$4,500,000	$4,500,000

Less accumulated amortization	1,455,548	1,293,820

	$3,044,452	$3,206,180

Amortization expense associated with patents was $161,728 for the three months ended March 31, 2020 and 2019. The estimated future amortization expense related to patents as of March 31, 2020 is as follows:

Twelve Months Ending March 31,	Amount

2021	$646,910
2022	646,910
2023	646,910
2024	646,910
2025	456,812

Total	$3,044,452

Note 5 - Notes Payable

Notes Payable

During the three months ended March 31, 2020, the Company issued four fixed rate promissory notes totaling $275,000 for funding of $236,500 with original terms of six to twelve months and interest rates of 8%. If the notes are not paid at maturity, two of the four notes will bear a 22% default interest rate and the other two will bear a 24% default interest rate. As of March 31, 2020, all of the new notes remain outstanding and are not in default

During the three months ended March 31, 2020, the Company converted two previous fixed rate notes into variable rate notes in an accumulated amount of $558,250 as a result of the notes not being paid at maturity and, therefore, triggering a conditional conversion option for the noteholder. The conversion rate is 70% and 75% of the Company’s common stock based on the terms included in the variable rate notes.

56

Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (continued)

The gross amount of all convertible notes with variable conversion rates outstanding at March 31, 2020 is $4,718,976. As of March 31, 2020 the notes were past the maturity date.

Notes payable to a related party in the aggregate amount of $157,000 were outstanding at March 31, 2020. The notes bear interest at 12% per annum. During the three months ended March 31, 2020, the Company paid $8,000 principal to this related party. As of March 31, 2020 the note was past the maturity date.

During October 2019, the Company entered into an agreement to receive a license, data delivery and ancillary marketing services in exchange for a note of $352,500 at 8% annual interest and a conversion rate of the lower of $9.00 or 82% of the lowest bid price during the five trading days prior to conversion. The note will become effective when the license period and the services start and the data is delivered.

As of March 31, 2020, fixed rate notes payable outstanding totaled $1,335,903, of which $724,903 is past maturity.

	March 31, 2020	December 31, 2019

Notes payable at beginning of period	$6,874,795	$8,158,198
Notes payable issued	236,500	2,101,000
Loan fees added to note payable	38,500	91,250
Settlements on note payable	-	-
Repayments of notes payable in cash	(8,000)	(235,000)
Less amounts converted to redeemable notes	-	(67,500)
Less amounts converted to stock	(929,916)	(3,173,153)
Notes payable at end of period	6,211,879	6,874,795
Less debt discount	(31,510)	(12,649)
	$6,180,369	$6,862,146

Notes payable issued to related parties	$157,000	$165,000
Notes payable issued to non-related party	$6,023,369	$6,697,146

The maturity dates on the notes-payable are as follows:

	Notes to
12 months ending,	Related parties	Non-related parties	Total

Past due	$157,000	$5,443,879	$5,600,879
March 31, 2021	-	611,000	611,000
	$157,000	$6,054,879	$6,211,879

57

Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (continued)

Note 6 - Shareholders’ Deficit

Preferred Stock

The Company has authorized 5,000,000 shares of preferred stock which have been designated as follows:

	Number of Shares	Number of Shares Outstanding	Par	Liquidation
	Authorized	at March 31, 2020	Value	Value
Series AA	1,000,000	25,000	$0.0010	$-
Preferred Series B	50,000	600	$0.0001	$100
Preferred Series C	8,000	878	$0.0001	$1,000
Preferred Series D	20,000	305	$0.0001	$1,000
Undesignated	3,922,000	-	-	-

Series AA Preferred Shares

On February 22, 2013, the Board of Directors of the Company authorized an amendment to the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), in the form of a Certificate of Designation that authorized the issuance of up to one million (1,000,000) shares of a new series of preferred stock, par value $0.001 per share, designated “Series AA Super Voting Preferred Stock,” for which the board of directors established the rights, preferences and limitations thereof.

Each holder of outstanding shares of Series AA Super Voting Preferred Stock shall be entitled to one hundred thousand (100,000) votes for each share of Series AA Super Voting Preferred Stock held on the record date for the determination of stockholders entitled to vote at each meeting of stockholders of the Company. The Series AA Super Voting Preferred Stockholders will receive no dividends nor any value on liquidation. As of March 31, 2020, there were 25,000 shares of Series AA Preferred stock outstanding.

Series B Convertible Preferred Stock

On February 7, 2017, the Company filed a certificate of designation for 50,000 shares of Series B Convertible Preferred Stock designated as Series B (“Series B”) which are authorized and convertible, at the option of the holder, commencing six months from the date of issuance into common shares and warrants. For each share of Series B, the holder, on conversion, shall receive the stated value divided by 75% of the market price on the date of purchase of Series B and a three-year warrant exercisable into up to a like amount of common shares with an exercise price of 150% of the market price as defined in the Certificate of Designation. Dividends shall be paid only if dividends on the Company’s issued and outstanding Common Stock are paid and the amount paid to the Series B holder will be as though the conversion shares had been issued. The Series B holders have no voting rights. Upon liquidation, the holder of Series B, shall be entitled to receive an amount equal to the stated value, $100 per share, plus any accrued and unpaid dividends thereon before any distribution is made to Series C Secured Redeemable Preferred Stock or common stockholders. As of March 31, 2020, 600 shares of Series B are outstanding.

Series C Convertible Redeemable Preferred Stock

On December 22, 2017, the Company filed a certificate of designation for 8,000 shares of Series C Secured Redeemable Preferred Stock (“Series C”). Each share of the C Preferred is entitled to receive a $20.00 quarterly dividend commencing March 31, 2018 and each quarter thereafter and is to be redeemed for the stated value, $1,000 per share, plus accrued dividends in cash (i) at the Company’s option, commencing one year from issuance and (ii) mandatorily as of December 31, 2019. Management determined that the Series C should be classified as liability per the guidance in ASC 480 Distinguishing Liabilities from Equity as of December 31, 2019. On January 29, 2020, the Company filed the amended and restated certificate of designation fort its Series C Secured Redeemable Preferred Stock. The amendment changed the rights of the Series C by (a) removing the requirement to redeem the Series C, (b) removing the obligation to pay dividends on the Series C, (c) Allowing the holders of shares of Series C to convert the stated value of their shares into common stock of the Company at 75% of the last closing price of such common stock.. The C Preferred does not have any rights to vote with the common stock.

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Notes to Condensed Consolidated Financial Statements (continued)

Upon liquidation, the holder of Series C, shall be entitled to receive an amount equal to the stated value, $1,000 per share, plus any accrued and unpaid dividends thereon before any distribution is made to common stockholders but after distributions are made to holders of Series B.

Management reviewed the guidance in ASC 470-60 Troubled Debt Restructurings and ASC 470-50 Debt Modifications and Extinguishments and concluded that the changes to the terms of the Series C qualified for debt extinguishment and recorded a loss on debt extinguishment totaling approximately $604,000.

Management determined the fair value of the new instrument based on the guidance in ASC 820 Fair Value Measurement. Management concluded that the preferred stock should not be classified as a liability per the guidance in ASC 480 Distinguishing Liabilities from Equity even though the conversion would require the issuance of variable number of shares since such obligation is not unconditional. Management classified the Series C in permanent equity as of March 31, 2020.

During the three months ended March 31, 2020, the Company converted 936 shares of Series C into 1,636,166 shares of common stock. As of March 31, 2020, 878 shares of Series C are outstanding.

Common Stock

On December 31, 2018, we entered into a non-transferrable Investment Agreement whereby the investor committed to purchase up to $10,000,000 of our common stock, over the course of 36 months. The aggregate number of shares issuable by us and purchasable by the investor under the Investment Agreement is 81,250. A registration statement for the sale of our common stock related to the Investment Agreement went effective on February 11, 2019.

We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Investment Agreement. The maximum amount that we are entitled to put in any one notice is the greater of: (i) 200% of the average daily volume (U.S. market only) of the common stock for the three (3) trading days prior to the date of delivery of the applicable put notice, multiplied by the average of the closing prices for such trading days or (ii) $100,000. The purchase price shall be set at ninety-four percent (94%) of the lowest daily VWAP of our common stock during the Pricing Period. However, if, on any trading day during a Pricing Period, the daily VWAP of the common stock is lower than the floor price specified by us in the put notice, then we will withdraw that portion of the put amount for each such trading day during the Pricing Period, with only the balance of such put amount above the minimum acceptable price being put to the investor. There are put restrictions applied on days between the put notice date and the closing date with respect to that particular put. During such time, we are not entitled to deliver another put notice.

There are circumstances under which we will not be entitled to put shares to the investor, including the following:

● we will not be entitled to put shares to the investor unless there is an effective registration statement under the Securities Act to cover the resale of the shares by the investor;

● we will not be entitled to put shares to the investor unless our common stock continues to be quoted on the OTCQB market, or becomes listed on a national securities exchange;

● we will not be entitled to put shares to the investor to the extent that such shares would cause the investor’s beneficial ownership to exceed 4.99% of our outstanding shares; and

● we will not be entitled to put shares to the investor prior to the closing date of the preceding put.

In connection with the preparation of the Investment Agreement and the registration rights agreement, we incurred fees of $20,000.

In no event will we be obligated to register for resale more than $10,000,000 in value of shares of common stock, or 81,250 shares.

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Notes to Condensed Consolidated Financial Statements (continued)

During the three months ended March 31, 2020, the Company issued 4,388,291 shares of common stock for the conversion of notes and accrued interest in the amount of $2,545,714.

During the three months ended March 31, 2020, the Company issued 1,636,166 shares of common stock with a value of approximately $1,247,800, related to the conversion of Series C.

The Variable Debentures issued by the Company each have a provision requiring the Company to reserve a variable amount of shares of common stock for when the holder of the Variable Debenture converts.

Stock Options

The balance of all stock options outstanding as of March 31, 2020 is as follows:

		Weighted Average	Weighted Average Remaining	Aggregate
		Exercise Price	Contractual	Intrinsic
	Options	Per Share	Term (years)	Value
Outstanding at January 1, 2020	99,833	$27.81	2.02	-
Granted	-	$-	-	-
Cancelled	-	$-	-	-
Exercised	-	$-	-	-
Outstanding at March 31, 2020	99,833	$27.81	1.77	$-

Exercisable at March 31, 2020	96,532	$28.36	1.71	$-

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Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (continued)

Warrants

A summary of the status of the warrants granted under these agreements at March 31, 2020, and changes during the three months then ended is presented below:

	Outstanding Warrants		Weighted Average
		Weighted Average	Remaining Contractual
	Shares	Exercise Price Per Share	Term (years)
Outstanding at January 1, 2020	73,486	$306.28	1.37
Granted	-	$-	-
Cancelled	(271)	$44.35	-
Exercised	-	$-
Outstanding at March 31, 2020	73,215	$307.25	1.13

Exercisable at March 31, 2020	73,215	$307.25	1.13

The Company measures the fair value of stock options and warrants issued using the Black Scholes option pricing model using the following assumptions:

Three months ended March 31,
	2020	2019

Expected term	-	2 years
Exercise price	-	$19.50-$27.90
Expected volatility	-	231%-242%
Expected dividends	-	None
Risk-free interest rate	-	2.45% to 2.60%
Forfeitures	-	None

Note 7 – Related Party Transactions

One former executive of the Company has entered into note payable agreements with the Company. The balance of notes payable from the related party at March 31, 2020 is $157,000. The notes bear interest at 12% per annum and initially matured on June 30, 2019. On September 29, 2019, the Company extended the maturity on all outstanding notes to December 31, 2019. During the three months ended March 31, 2020, the Company paid $8,000 principal to this related party.

As of March 31, 2020, and December 31, 2019, the balance of executives’ deferred compensation is $995,139 and $914,853, respectively, of which, $632,257 is related to deferred compensation owed to a former executive of the Company.

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Notes to Condensed Consolidated Financial Statements (continued)

Note 8 – Fair Value Measurements

The Company has issued Variable Debentures which contained variable conversion rates based on unknown future prices of the Company’s common stock. This results in a conversion feature. The Company measures the conversion feature using the Black Scholes option pricing model using the following assumptions:

Three months ended March 31,
	2020	2019

Expected term	1 month	1 month - 1 year
Exercise price	$0.09-$0.76	$10.70-$12.90
Expected volatility	157%-249%	134%-147%
Expected dividends	None	None
Risk-free interest rate	0.13% to 1.54%	2.40% to 2.87%
Forfeitures	None	None

The assumptions used in determining fair value represent management’s best estimates, but these estimates involve inherent uncertainties and the application of management’s judgment. As a result, if factors change, including changes in the market value of the Company’s common stock, managements’ assessment or significant fluctuations in the volatility of the trading market for the Company’s common stock, the Company’s fair value estimates could be materially different in the future.

The Company computes the fair value of the derivative liability at each reporting period and the change in the fair value is recorded as non-cash expense or non-cash income. The key component in the value of the derivative liability is the Company’s stock price, which is subject to significant fluctuation and is not under its control. The resulting effect on net loss is therefore subject to significant fluctuation and will continue to be so until the Company’s Variable Debentures, which the convertible feature is associated with, are converted into common stock or paid in full with cash. Assuming all other fair value inputs remain constant, the Company will record non-cash expense when its stock price increases and non-cash income when its stock price decreases.

The following table presents changes in the liabilities with significant unobservable inputs (level 3) for the three months ended March 31, 2020:

Derivative
Liability
Balance December 31, 2019	$10,599,690

Issuance of convertible debt	524,742
Settlements by debt settlement	(1,490,765)
Change in estimated fair value	(6,461,402)

Balance March 31, 2020	$3,172,265

Accounting guidance on fair value measurements and disclosures defines fair value, establishes a framework for measuring the fair value of assets and liabilities using a hierarchy system, and defines required disclosures. It clarifies that fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity transacts business.

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Notes to Condensed Consolidated Financial Statements (continued)

The Company’s balance sheet contains derivative liabilities that are recorded at fair value on a recurring basis. The three-level valuation hierarchy for disclosure of fair value is as follows:

Level 1: uses quoted market prices in active markets for identical assets or liabilities.

Level 2: uses observable market-based inputs or unobservable inputs that are corroborated by market data.

Level 3: uses unobservable inputs that are not corroborated by market data.

The fair value of the Company’s recorded derivative liability is determined based on unobservable inputs that are not corroborated by market data, which require a Level 3 classification. A Black Scholes option pricing model was used to determine the fair value. The Company records derivative liability on the condensed consolidated balance sheets at fair value with changes in fair value recorded in the condensed consolidated statements of operation.

The following table presents balances in the liabilities with significant unobservable inputs (Level 3) at March 31, 2020:

	Fair Value Measurements Using
	Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	(Level 1)	(Level 2)	(Level 3)	Total

As of March 31, 2020
Derivative liability	$-	$-	$3,172,265	$3,172,265
Total	$-	$-	$3,172,265	$3,172,265

Note 9 – Commitments and Contingencies

Legal Matters

The Company may become involved in various legal proceedings in the normal course of business.

Note 10 – Concentrations

Sales

During the three months ended March 31, 2020, we had two significant customers which accounted for 28% and 9% of sales.

Supplier

We also have a single source for our bioelectric medical devices, which account for 100% of our sales. The interruption of products provided by this supplier would adversely affect our business and financial condition unless an alternative source of products could be found.

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Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (continued)

Accounts Receivable

At March 31, 2020, we had one customer which accounted for 100% of our account receivable balances.

Note 11 – Subsequent Events

Subsequent to March 31, 2020, an aggregate of 3,164,134 shares of restricted common stock were issued on the conversion of $237,350 of principal and $56,453 of accrued interest pursuant to Variable Notes.

Subsequent to March 31, 2020, the Company issued 985,322 shares of common stock and 58,428 shares of restricted common stock pursuant to the conversion of 104 Series C at $1000.

Subsequent to March 31, 2020, an aggregate of 409,000 shares of restricted common stock were issued pursuant to a Securities Purchase Agreement as a result of the issuance of a debenture

Subsequent to March 31, 2020, an aggregate of 385,963 shares of restricted common stock were issued pursuant to an Equity Line Purchase Agreement.

Subsequent to March 31, 2020, an aggregate of 1,500,000 shares of common stock were issued to three key consultants in exchange for the surrender of 34,690 options.

Subsequent to March 31, 2020, 500,00 shares were issued to a noteholder in conjunction with a note modification.

Subsequent to March 31, 2020, the Company entered into a Note Modification and Forbearance Agreement with lenders holding approximately $4,500,000 of Convertible Debt.

Subsequent to March 31, 2020, the Company entered into an Equity Line Purchase Agreement that requires the Company to apply at least 50% of the proceeds of puts to the payment of certain variable rate convertible notes.

Subsequent to March 31, 2020, the Company issued one fixed rate debenture for an aggregate amount of $525,000, with maturity of 1 year and carrying coupon of 10% or 24% upon event of default. This debenture is convertible into shares of common stock at the option of the holder upon an event of default.

As a result of these issuances, the total number of common shares outstanding is 15,041,508, Preferred B shares outstanding is 600, Preferred C shares outstanding is 720 and Preferred D shares outstanding is 305.

On May 17, 2020, the Company received a letter (the “Letter”) from an attorney representing Auctus Fund, LLC (“Auctus”), a lender to the Company, which claimed that a convertible promissory note in the original principal amount of $275,250 (the “Note”) was “in default”. The Letter, among other things, threatened litigation against the Company and its officers for damages and liquidated damages. To the Company’s knowledge no action has been initiated in any court with respect to the Note. In the event Auctus were to commence litigation, the Company would defend the same vigorously and believes it has both valid defenses to any claims by and substantial counter-claims against Auctus.

In order to encourage the holders of its Series C Preferred Stock to affect conversions into common stock, the Company has issued a “bonus” of 20% of the shares issued upon conversion to converting shareholders. Management views these shares as newly issued and not issued upon conversion of the Series C Preferred Stock. Accordingly, such shares are subject to a standard legend regarding lack of registration under the Securities Act of 1933, as amended.

On June 8, 2020, the Company granted options for the purchase of an aggregate of 74,668,000 shares at $0.1401, the then price of the Company’s common stock on the OTCQB, to 13 consultants to the Company. The options are of three year’s duration, are not immediately exercisable and prohibit any exercise which would cause the holder to become a more than 4.99% holder of the Company’s common stock. The Company is obligated to file a registration statement with respect to the shares issuable upon exercise of the options.

On June 8, 2020, the Company entered into a twelve-month consulting agreement for corporate awareness services providing for the payment cash fees of $5,000 per month and the issuance of 25,000 shares of common stock per month. 25,000 shares have been issued.

64

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Endonovo Therapeutics, Inc. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Endonovo Therapeutics, Inc. and Subsidiaries (the Company) as of December 31, 2019 and 2018, and the related statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2019, and the related notes to the consolidated financial statements (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has continued to incur significant operating losses and negative cash flows from operations, during the year ended December 31, 2019 and has negative working capital at December 31, 2019. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/Rose, Snyder & Jacobs LLP

Rose, Snyder & Jacobs LLP

We have served as the Company’s auditor since 2008.

Encino, California

May 1, 2020

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Consolidated Balance Sheets

As of December 31,

	2019	2018(*)
ASSETS
Current assets:
Cash	$18,893	$379,151
Accounts receivable, net of allowance for doubtful accounts of $0	22,742	3,345
Prepaid expenses and other current assets	20,920	-
Total current assets	62,555	382,496

Property Plant and Equipment, net	5,915	6,727
Patents, net	3,206,180	3,853,090
Total assets	$3,274,650	$4,242,313

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	$599,470	$157,388
Accrued interest	1,317,376	786,098
Deferred compensation	2,431,373	2,245,757
Notes payable, net of discounts of $ 12,649 as of December 31, 2019 and $1,833,795 as of December 31, 2018	6,697,146	6,054,403
Notes payable - related party	165,000	270,000
Derivative liability	10,599,690	4,426,026
Series C preferred stock liability, net of discounts of $766 and $180,712 at December 31, 2019 and December 31, 2018, respectively	1,813,415	1,539,479
Total current liabilities	23,623,470	15,479,151

Acquisition payable	155,000	155,000
Total liabilities	23,778,470	15,634,151
COMMITMENTS AND CONTINGENCIES, note 9
Shareholders’ deficit
Super AA super voting preferred stock, $0.001 par value; 1,000,000 authorized and 25,000 issued and outstanding at December 31, 2019 and December 31, 2018	25	25
Series B convertible preferred stock, $0.0001 par value; 50,000 shares authorized and 600 issued and outstanding at December 31, 2019 and December 31, 2018	1	1
Series D convertible preferred stock, $0.0001 par value; 20,000 shares authorized and 255 and 0 issued and outstanding at December 31, 2019 and December 31, 2018, respectively	-	-
Common stock, $0.0001 par value; 2,500,000,000 shares authorized; and 1,189,204 and 431,063 shares issued and outstanding as of December 31, 2019 and December 31, 2018, respectively	118	43
Additional paid-in capital	32,432,392	24,229,945
Stock subscriptions	(1,570)	(1,570)
Accumulated deficit	(52,934,786)	(35,620,282)
Total shareholders’ deficit	(20,503,820)	(11,391,838)
Total liabilities and shareholders’ deficit	$3,274,650	$4,242,313

See accompanying summary of accounting policies and notes to consolidated financial statements.

(*) The consolidated financial statements have been retroactively restated to reflect the 1,000-for-1-reverse stock split that occurred in December 20, 2019.

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Consolidated Statements of Operations

For the Years Ended December 31,

	2019	2018(*)

Revenue	$310,164	$83,263
Cost of revenue	93,385	12,930
Gross profit	216,779	70,333

Operating expenses	4,025,851	4,229,595
Loss from operations	(3,809,072)	(4,159,262)

Other income (expense)
Change in fair value of derivative liability	(7,488,690)	2,603,983
Gain (loss) on extinguishment of debt	73,503	316,560
Interest expense, net	(6,090,245)	(5,197,120)
Total other expense	(13,505,432)	(2,276,577)

Loss before income taxes	(17,314,504)	(6,435,839)

Provision for income taxes	-	-

Net loss	$(17,314,504)	$(6,435,839)

Basic and diluted loss per share	$(24.83)	$(17.76)
Weighted average common share outstanding:
Basic and diluted	697,305	362,466

See accompanying summary of accounting policies and notes to consolidated financial statements.

(*) The consolidated financial statements have been retroactively restated to reflect the 1,000-for-1-reverse stock split that occurred in December 20, 2019.

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Consolidated Statement of Stockholders Deficit

For the Years Ended December 31, 2019 and 2018

	Series AA		Series B Convertible		Series D Convertible				Additional			Total
	Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Paid-in	Subscription	Retained	Shareholder’s
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Receivable	Earnings	Deficit

Balance December 31, 2017(*)	5,000	$5	-	$-	-	$-	316,952	$32	$19,635,675	$(1,570)	$(29,184,443)	$(9,550,300)

Private placement units issued for cash (*)	-	-	-	-	-	-	1,562	0	60,000	-	-	60,000
Preferred stock issued for cash	20,000	20	1,350	1	-	-	-	-	134,981	-	-	135,002
Shares issued for cash (*)	-	-	-	-	-	-	2,000	0	25,000	-	-	25,000
Shares issued for services (*)	-	-	-	-	-	-	7,175	1	224,784	-	-	224,785
Shares issued for conversion of Preferred Series B (*)	-	-	(750)	-	-	-	2,941	0	-	-	-	-
-Shares issued with lock-up agreements (*)	-	-	-	-	-	-	477	-	17,194	-	-	17,194
Shares issued for conversion of notes payable and accrued interest (*)	-	-	-	-	-	-	92,773	9	3,440,716	-	-	3,440,725
Valuation of warrants issued with Preferred Series C	-	-	-	-	-	-	-	-	175,538	-	-	175,538
Valuation of warrant and stock options issued for services	-	-	-	-	-	-	-	-	402,919	-	-	402,919
Valuation of warrant issued with note payable	-	-	-	-	-	-	-	-	71,521	-	-	71,521
Valuation of warrants issued for extension of notes	-	-	-	-	-	-	-	-	19,417	-	-	19,417
Valuation of stock issued with notes payable (*)	-	-	-	-	-	-	1,000	0	22,200	-	-	22,200
Exercise of cashless warrants (*)	-	-	-	-	-	-	6,183	1	-	-	-	-
Net loss for the year ended December 31, 2017	-	-	-	-	-	-	-	-		-	(6,435,839)	(6,435,839)
Balance December 31, 2018 (*)	25,000	25	600	1	-	-	431,063	43	24,229,945	(1,570)	(35,620,282)	(11,391,838)

Shares issued for cash	-	-	-	-	-	-	17,900	1	168,342	-	-	168,343
Shares issued for services	-	-	-	-	-	-	10,340	1	159,849	-	-	159,850
Shares issued with lock-up agreements	-	-	-	-	-	-	310	-	3,788	-	-	3,788
Shares issued for conversion of notes payable and accrued interest	-	-	-	-	-	-	728,057	73	7,533,245	-	-	7,533,318
Shares issued for Preferred Series D	-	-	-	-	255	255,000	-	-	255,000-	-	-	255,000
Valuation of stock issued with notes payable	-	-	-	-	-	-	1,091	-	26,545	-	-	26,545
Valuation of warrants issued with Preferred Series C	-	-	-	-	-	-	-	-	16,333	-	-	16,333
Valuation of warrant and stock options issued for services	-	-	-	-	-	-	-	-	31,012	-	-	31,012
Valuation of common stock issued for extension of notes	-	-	-	-	-	-	443	-	8,333	-	-	8,333
Net loss for the year ended December 31, 2019	-	-	-	-	-	-	-	-	-	-	(17,314,504)	(17,314,504)
Balance December 31, 2019	25,000	$25	600	$1	255	$255,000	1,189,204	$118	$32,432,392	$(1,570)	$(52,934,786)	$(20,503,820)

See accompanying summary of accounting policies and notes to consolidated financial statements.

(*) The consolidated financial statements have been retroactively restated to reflect the 1,000-for-1-reverse stock split that occurred in December 20, 2019.

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Consolidated Statements of Cash Flows

For the Years Ended December 31,

	2019	2018(*)
Operating activities:
Net loss	$(17,314,504)	$(6,435,839)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization expense	650,315	650,216
Fair value of equity issued for services	159,850	627,704
Amortization of discount on Series C Preferred stock liability	196,269	96,635
Non-cash interest and fees	2,654,071	759,949
Non-cash value of stock, options and warrants issued for services	34,802	-
Amortization of note discount and original issue discount	2,044,940	3,464,096
Change in fair value of derivative liability	7,488,690	(2,603,983)
(Gain) loss on extinguishment of debt	(73,503)	(316,559)
Changes in assets and liabilities:
Accounts receivable	(19,397)	(3,345)
Prepaid expenses and other current assets	(20,920)	21,000
Accounts payable	442,082	63,232
Accrued interest	1,030,682	623,885
Deferred compensation	185,616	174,175
Net cash used in operating activities	(2,541,007)	(2,878,834)

Investing activities:
Acquisition of property and equipment	(2,594)	(8,969)
Net cash used in investing activities	(2,594)	(8,969)

Financing activities:
Proceeds from the issuance of notes payable	1,995,000	2,836,000
Proceeds from short term advances	-	65,000
Proceeds from issuance of preferred stock	-	135,002
Repayments on related party short term advances	(105,000)	(87,000)
Proceeds from issuance of common stock	168,343	85,000
Payment on notes payable	(130,000)	(555,500)
Proceeds from issuance of redeemable shares	255,000	702,500
Payment against long term loan	-	(4,221)
Net cash provided by financing activities	2,183,343	3,176,781

Net increase in cash	(360,258)	288,978
Cash, beginning of year	379,151	90,173
Cash, end of year	$18,893	$379,151

Supplemental disclosure of cash flow information:
Cash paid for interest	$17,000	$248,730
Cash paid for income taxes	$-	$-
Cash paid for Preferred C dividends	$115,115	$64,300
Non-Cash Investing and Financing Activities:
Conversion of notes payable and accrued interest to common stock	$3,645,956	$1,852,415
Value of derivative liability from transfer to equity upon conversion of notes payable and accrued interest	$3,960,864	$1,712,307
Reduction in note payable and accrued interest as result of settlement	$-	$82,000
Conversion of notes payable to redeemable preferred stock	$94,000	$317,691

See accompanying summary of accounting policies and notes to consolidated financial statements.

(*) The consolidated financial statements have been retroactively restated to reflect the 1,000-for-1-reverse stock split that occurred in December 20, 2019.

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Endonovo Therapeutics, Inc. and Subsidiary

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2019 and 2018

Note 1 - Nature of Business and Summary of Significant Accounting Policies

Endonovo Therapeutics, Inc. (Endonovo or the “Company”) is an innovative biotechnology company that has developed a bio-electronic approach to regenerative medicine. Endonovo is a growth stage company whose stock is publicly traded (OTCQB: ENDV).

The Company develops, manufactures and distributes evolutionary medical devices focused on the rapid healing of wounds and reduction of inflammation on and in the human body. The Company’s non-invasive bioelectric medical devices are designed to target inflammation, cardiovascular diseases, chronic kidney disease, and central nervous system disorders (“CNS” disorders).

Endonovo’s core mission is to transform the field of medicine by developing safe, wearable, non-invasive bioelectric medical devices that deliver the Company’s Electroceutical® Therapy. Endonovo’s bioelectric Electroceutical® devices harnesses bioelectricity to restore key electrochemical processes that initiate anti-inflammatory processes and growth factors in the body necessary for healing to rapidly occur.

On January 22, 2014, Hanover Portfolio Acquisitions, Inc. (the “Company”) received written consents in lieu of a meeting of stockholders from holders of a majority of the shares of Common Stock representing in excess of 50% of the total issued and outstanding voting power of the Company approving an amendment to the Company’s Certificate of Incorporation to change the name of the Company from “Hanover Portfolio Acquisitions, Inc.” to “Endonovo Therapeutics, Inc.” The name change was affected pursuant to a Certificate of Amendment (the “Certificate of Amendment”), filed with the Secretary of State of Delaware on January 24, 2014.

Basis of Presentation and Principles of Consolidation

The consolidated financial statements of the Company include the accounts of ETI, IP Resources International, Inc., Aviva Companies Corporation, and WeHealAnimals, Inc. All significant intercompany accounts and transactions are eliminated in consolidation.

Going Concern

These accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates realization of assets and the satisfaction of liabilities in the normal course of business for a period following the date of these consolidated financial statements. The Company has recurring net losses, negative cash flows from operations and working capital deficits. The Company has raised approximately $ 2.4 million in debt and equity financing for the year ended December 31, 2019. The Company is raising additional capital through debt and equity securities in order to continue the funding of its operations. However, there is no assurance that the Company can raise enough funds or generate sufficient revenues to pay its obligations as they become due, which raises substantial doubt about our ability to continue as a going concern. No adjustments have been made to the carrying value of assets or liabilities as a result of this uncertainty. To reduce the risk of not being able to continue as a going concern, management has implemented its business plan to materialize revenues from potential, future, license agreements, has initiated an equity line of credit offering to raise capital through the sale of its common stock, has engaged a broker/dealer to raise additional capital.

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Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Critical estimates include the value of shares issued for services, in connection with notes payable agreements, in connection with note extension agreements, and as repayment for outstanding debt, the useful lives of property and equipment, the valuation of the derivative liability, and the valuation of deferred income tax assets. Management uses its historical records and knowledge of its business in making these estimates. Actual results could differ from these estimates.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Financial instruments that potentially subject us to a concentration of credit risk consist of cash and cash equivalents. Cash is deposited with what we believe are highly credited, quality institutions. The deposited cash may exceed Federal Deposit Insurance Corporation (“FDIC”) insured limits. At December 31, 2019, the Company does not hold any cash in excess of FDIC limits.

Accounts Receivable

The Company uses the specific identification method for recording the provision for doubtful accounts, which was $0 at December 31, 2019 and 2018. Accounts receivable are written off when all collection attempts have failed.

Property, plant and equipment

Property, plant and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range between five and seven years. Repairs and maintenance are charged to expense as incurred while improvements are capitalized. Upon the sale, retirement or disposal of fixed assets, the accounts are relieved of the cost and the related accumulated depreciation with any gain or loss recorded to the consolidated statements of operations.

Impairment of Long-lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of assets may not be fully recoverable or that the useful lives of these assets are no longer appropriate. Each impairment test is based on a comparison of the undiscounted future cash flows generated from the asset group to the recorded value of the asset group. If impairment is indicated, the asset is written down to its estimated fair value.

Equity-Based Compensation

The Company measures equity-based compensation cost at the grant date based on the fair value of the award and recognizes it as expense, net of forfeitures which are recognized as they occur, over the vesting or service period, as applicable, of the stock award using the straight-line method.

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Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

The Company measured equity-based compensation using the Black-Scholes option valuation model using the following assumptions:

	For Year Ending December 31,
	2019	2018

Expected term	4 years	2 - 3 years
Exercise price	$11.60	$29.80 - $47.00
Expected volatility	349.60%	226.00% - 261.00%
Expected dividends	None	None
Risk-free interest rate	2.28%	1.58% - 2.06%
Forfeitures	None	None

Income Taxes

The Company records a tax provision for the anticipated tax consequences of its reported results of operations. The provision for income taxes is computed using the asset and liability method, under which deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating losses and income tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates that apply to taxable income in effect for the years in which those tax assets are expected to be realized or settled. The Company records a valuation allowance to reduce deferred tax assets to the amount that is more likely than not to be realized.

The Company has adopted ASC Topic 740, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. ASC Topic 740 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and also provides guidance on derecognition of tax benefits, classification on the balance sheet, interest and penalties, accounting in interim periods, disclosure and transition. The Company has determined that the adoption did not result in the recognition of any liability for unrecognized tax benefits and that there are no unrecognized tax benefits that would, if recognized, affect the Company’s effective tax rate.

Net Loss per Share

Basic net loss per share is calculated based on the net loss attributable to common shareholders divided by the weighted average number of shares outstanding for the period excluding any dilutive effects of options, warrants, unvested share awards and convertible securities. Diluted net loss per common share assumes the conversion of all dilutive securities using the if-converted method and assumes the exercise or vesting of other dilutive securities, such as options, common shares issuable under convertible debt, warrants and restricted stock using the treasury stock method when dilutive.

Research and Development

Costs relating to the development of new products are expensed as research and development as incurred in accordance with FASB Accounting Standards Codification (“ASC”) 730-10, Research and Development. Research and development costs amounted to $153,126 and $274,265 for the years ended December 31, 2019 and 2018, respectively, and are included in operating expenses in the consolidated statements of operations.

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Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

Fair Value of Financial Instruments

Accounting guidance on fair value measurements and disclosures defines fair value, establishes a framework for measuring the fair value of assets and liabilities using a hierarchy system, and defines required disclosures. It clarifies that fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity transacts business.

The Company’s balance sheet contains derivative liability that is recorded at fair value on a recurring basis. The three-level valuation hierarchy for disclosure of fair value is as follows:

Level 1: uses quoted market prices in active markets for identical assets or liabilities.

Level 2: uses observable market-based inputs or unobservable inputs that are corroborated by market data.

Level 3: uses unobservable inputs that are not corroborated by market data.

The fair value of the Company’s recorded derivative liability is determined based on unobservable inputs that are not corroborated by market data, which require a Level 3 classification. A Black-Sholes option valuation model was used to determine the fair value. The Company records derivative liability on the condensed consolidated balance sheets at fair value with changes in fair value recorded in the condensed consolidated statements of operation.

The following table presents changes in the liabilities with significant unobservable inputs (Level 3) for the years ended December 31, 2019 and 2018:

	Fair Value Measurements at December 31, 2019 Using
	Quoted Prices in Active Markets for	Significant Other Observable	Significant Unobservable
	Identical Assets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)	Total

Derivative liability	$-	$-	$10,599,690	$10,599,690
Total	$-	$-	$10,599,690	$10,599,690

	Fair Value Measurements at December 31, 2018 Using
	Quoted Prices in Active Markets for	Significant Other Observable	Significant Unobservable
	Identical Assets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)	Total

Derivative liability	$-	$-	$4,426,026	$4,426,026
Total	$-	$-	$4,426,026	$4,426,026

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Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

The following table presents changes in the liabilities with significant unobservable inputs (Level 3) for the years ended December 31, 2019 and 2018:

Derivative
Liability
Balance December 31, 2017	5,939,600

Increase in Derivative Liability resulting from Issuance of convertible debt	2,864,161
Decrease in Derivative Liability resulting from Settlements by debt extinguishment	(1,773,752)
Increase in Derivative Liability resulting from Change in estimated fair value	(2,603,983

Balance December 31, 2018	4,426,026

Increase in Derivative Liability resulting from Issuance of convertible debt	2,645,838
Decrease in Derivative Liability resulting from Settlements by debt extinguishment	(3,960,864)
Increase in Derivative Liability resulting from Change in estimated fair value	7,488,690

Balance December 31, 2019	$10,599,690

Derivative Liability

The Company issued Variable Debentures during the years ended December 31, 2019 and 2018, which contained variable conversion rates based on unknown future prices of the Company’s common stock. This resulted in a derivative liability. The Company measures the derivative liability using the Black-Scholes option valuation model using the following assumptions:

For Year Ending December 31,
	2019	2018

Expected term	1 month-1 year	1 year
Exercise price	$0.65-$12.87	$11.10-$32.60
Expected volatility	133.5%-166.0%	119.0%-195.0%
Expected dividends	None	None
Risk-free interest rate	1.51%-2.87%	1.79%-2.71%
Forfeitures	None	None

The assumptions used in determining fair value represent management’s best estimates, but these estimates involve inherent uncertainties and the application of management’s judgment. As a result, if factors change, including changes in the market value of the Company’s common stock, managements’ assessment or significant fluctuations in the volatility of the trading market for the Company’s common stock, the Company’s fair value estimates could be materially different in the future.

The Company computes the fair value of the derivative liability at each reporting period and the change in the fair value is recorded as non-cash expense or non-cash income. The key component in the value of the derivative liability is the Company’s stock price, which is subject to significant fluctuation and is not under its control, and the assessment of volatility. The resulting effect on net loss is therefore subject to significant fluctuation and will continue to be so until the Company’s Variable Debentures, which the convertible feature is associated with, are converted into common stock or paid in full with cash. Assuming all other fair value inputs remain constant, the Company will record non-cash expense when its stock price increases and non-cash income when its stock price decreases.

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Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

Preferred Stock

The Company elects to accrete the difference between the redemption value and carrying value of outstanding preferred stock over the period from the date of issuance to the earliest redemption date using the effective interest method.

Reverse Split

In October 2019, the Company’s Board of Directors and stockholders approved an amendment to the Company’s amended and restated certificate of incorporation to effect a 1,000-for-1 reverse split of the Company’s common stock, which was effected on December 20, 2019. The par value of the common stock was not adjusted as a result of the reverse stock split. Accordingly, all common stock, stock options, warrants and related per share amounts as of and for the year ended December 31, 2018 and for the period through December 20, 2019 have been retroactively adjusted to give effect to the reverse split.

Reclassification

Certain reclassifications have been made to the 2018 financial statements in order to conform to the 2019 presentation. Such reclassifications have no impact on the Company’s financial positions or results of operations.

Recent Accounting Standard Updates

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes existing guidance on accounting for leases in “Leases (Topic 840)” and generally requires all leases to be recognized in the consolidated balance sheet. ASU 2016-02 is effective for annual and interim reporting periods beginning after December 15, 2018; early adoption is permitted. The provisions of ASU 2016-02 are to be applied using a modified retrospective approach.

The Company has adopted ASU 2016-02 on January 1, 2019. The adoption of ASU 2016-02 did not have a significant impact on the Company’s consolidated results of operations, financial position and cash flows.

In June 2018, the FASB issued ASU No. 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which simplifies several aspects of the accounting for nonemployee share-based payment transactions resulting from expanding the scope of Topic 718, Compensation—Stock Compensation, to include share-based payment transactions for acquiring goods and services from nonemployees. This ASU is effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than an entity’s adoption date of Topic 606. The Company has early adopted ASU 2018-07 and the adoption did not have a significant impact on the Company’s consolidated financial statements.

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework- Changes to the Disclosure Requirements for Fair Value Measurement. The amendments in this Update modify the disclosure requirements on fair value measurements in Topic 820, Fair Value Measurement, based on the concepts in the Concepts Statement, including the consideration of costs and benefits. Effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. Early adoption is permitted upon issuance of this Update. Any entity is permitted to early adopt any removed or modified disclosures upon issuance of this Update and delay adoption of the additional disclosures until their effective date. The Company has not yet selected a transition method nor has it determined the effect of the standard on its ongoing financial reporting.

The Company has evaluated all the recent accounting pronouncements and determined that there are no other accounting pronouncements that will have a material effect on the Company’s financial statements.

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Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

Note 2 - Revenue Recognition

Contracts with Customers

We have adopted ASC 606, Revenue from Contracts with Customers effective January 1, 2018 using the modified retrospective method applied to those contracts which were not substantially completed as of January 1, 2018. These standards provide guidance on recognizing revenue, including a five-step model to determine when revenue recognition is appropriate. The standard requires that an entity recognize revenue to depict the transfer of control of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

We routinely plan on entering into contracts with customers that include general commercial terms and conditions, notification requirements for price increases, shipping terms and in most cases prices for the products and services that we offer. Our performance obligations are established when a customer submits a purchase order notification (in writing, electronically or verbally) for goods and services, and we accept the order. We identify performance obligations as the delivery of the requested product or service in appropriate quantities and to the location specified in the customer’s contract and/or purchase order. We generally recognize revenue upon the satisfaction of these criteria when control of the product or service has been transferred to the customer at which time we have an unconditional right to receive payment. Our sales and sale prices are final and our prices are not affected by contingent events that could impact the transaction price.

Revenues for our SofPulse® product is typically recognized at the time the product is shipped, at which time the title passes to the customer, and there are no further performance obligations.

In connection with offering products and services provided to the end user by third-party vendors, we review the relationship between us, the vendor and the end user to assess whether revenue should be reported on a gross or net basis. In asserting whether revenue should be reported on a gross or net basis, we consider whether we act as a principal in the transaction and control the goods and services used to fulfill the performance obligation(s) associated with the transaction.

During the year ended December 31, 2019, we recognized gross revenue of $310,164 from products we sold as a principal in the transaction.

Sources of Revenue

We have identified the following revenues disaggregated by revenue source:

1.	Plastic Surgeons

2.	Wound Care Facilities

3.	Hospitals

4.	Other Physicians

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Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (continued)

As of December 31, 2019, and 2018 the sources of revenue were as follows:

	Year Ended
	December 31,
	2019	2018

Distributor- Plastic surgeons, net	$-	$17,045
Direct sales- Plastic surgeons, gross	310,164	66,218
Total sources of revenue	$310,164	$83,263

Warranty

Our general product warranties do not extend beyond an assurance that the product delivered will be consistent with stated specifications and do not include separate performance obligations.

Significant Judgments in the Application of the Guidance in ASC 606

There are no significant judgments associated with the satisfaction of our performance obligations. We generally satisfy performance obligations upon delivery of the product to the customer. This is consistent with the time in which the customer obtains control of the products. Performance obligations are also generally settled quickly after the purchase order acceptance, therefore the value of unsatisfied performance obligations at the end of any reporting period is generally immaterial.

We consider variable consideration in establishing the transaction price. Forms of variable consideration applicable to our arrangements include sales returns, rebates, volume-based bonuses, and prompt pay discounts. We use historical information along with an analysis of the expected value to properly calculate and to consider the need to constrain estimates of variable consideration. Such amounts are included as a reduction to revenue from the sale of products in the periods in which the related revenue is recognized and adjusted in future periods as necessary.

Practical Expedients

Our payment terms for sales direct to distributors, End Users, Hospitals and Doctors are substantially less than the one-year collection period that falls within the practical expedient in determination of whether a significant financing component exists.

Effective Date and Transition Disclosures

Adoption of the new standards related to revenue recognition did not have a material impact on our consolidated financial statements.

77

Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

Note 3- Property and Equipment

The following is a summary of equipment, at cost, less accumulated depreciation at December 31, 2019 and 2018:

	As of December 31,
	2019	2018

Autos	$64,458	$64,458
Medical equipment	13,969	13,969
Other equipment	11,367	8,774
	89,794	87,201
Less accumulated depreciation	83,879	80,474
	$5,915	$6,727

Depreciation expense for the years ended December 31, 2019 and 2018 was $3,405 and $3,306, respectively.

Note 4 – Patents

In December 2017, we acquired from RGN a patent portfolio for $4,500,000. The earliest patent expires in 2024. The following is a summary of patents less accumulated amortization at December 31, 2019 and 2018:

	December 31,
	2019	2018

Patents	$4,500,000	$4,500,000

Less accumulated amortization	1,293,820	646,910

	$3,206,180	$3,853,090

Amortization expense for the years ended December 31, 2019 and 2018 was $646,910 respectively.

78

Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

The estimated future amortization expense related to patents as of December 31, 2019 is as follows:

Year Ended December 31.	Amount

2020	$646,910
2021	646,910
2022	646,910
2023	646,910
Thereafter	618,540
Total	$3,206,180

Note 5 - Notes payable and Long-Term Loan

Notes Payable

In October 2013, the Company initiated a private placement for up to $500,000 of financing by the issuance of notes payable at a minimum of $25,000, one unit. The notes bear interest at 10% per annum and were due and payable with accrued interest one year from issuance. Also, the Company agreed to issue 125 shares (125,000 shares pre reverse split) of its common stock for each unit. In July 2014, the Company initiated a private placement for up to $500,000 of financing by the issuance of notes payable at a minimum of $25,000, one unit. The notes bear interest at 10% per annum and were due and payable with accrued interest one year from issuance. Also, the Company agreed to issue 50 shares (50,000 shares pre-reverse split) of its common stock for each unit. In October 2014, the Company initiated a private placement for up to $500,000 of financing by the issuance of notes payable at a minimum of $25,000, one unit. The notes bear interest at 10% per annum and were due and payable with accrued interest one year from issuance. Also, the Company agreed to issue 50 shares (50,000 shares pre-reverse split) of its common stock for each unit. In August 2015, the Company initiated a private placement for up to $500,000 of financing by the issuance of notes payable at a minimum of $25,000, one unit. The notes bear interest at 10% per annum and were due and payable with accrued interest one year from issuance. Also, the Company agreed to issue 100 shares (100,000 shares pre-reverse split) of its common stock for each unit. During the years ended December 31, 2019 and 2018, the Company did not issue notes in connection with these private placements. As of December 31, 2019, and 2018, notes payable outstanding under these private placements are $624,903 and $692,403, respectively, all of which are past maturity at December 31, 2019 and 2018.

During the year ended December 31, 2019, the Company issued eight fixed rate promissory notes totaling $2,192,250 for funding of $1,995,000 with original terms of two to six months and interest rates of 10% to 12%, default rates of 10% to 24% and for three of the notes, if the notes are not paid at maturity, an additional 2% per month for the next three months. On November 1, 2019, the Company entered into debt modification agreements with two of the notes holders and extend the maturity date to November 1, 2020. Management reviewed the guidance in ASC 470-60 Troubled Debt Restructurings and ASC 470-50 Debt Modifications and Extinguishments and concluded that the changes to the terms of its debts qualified for debt modification, which did not result in any gain or loss in the Company’s statement of operation. As of December 31, 2019, the balance on these notes amounts to $894,250 and none of the notes is past maturity.

During the year ended December 31, 2019, the Company converted two previous fixed rate notes into variable rate notes in an accumulated amount of $1,650,000 as a result of the notes not being paid at maturity and, therefore, triggering conditional conversion options to the benefit of the noteholders. The conversion rate is 68% of the Company’s common stock based on the terms included in the variable rate notes.

The gross amount of all convertible notes with variable conversion rates outstanding at December 31, 2019 and December 31, 2018, is $5,090,642, of which $5,090,642 are past maturity, and $5,315,795, of which $2,891,925 were past maturity, respectively.

Notes payable to a related party in the aggregate amount of $165,000 were outstanding at December 31, 2019. The notes bear interest at 12% per annum. During the year ended December 31, 2019, the Company paid 105,000 principal and $17,000 interest to this related party. On September 29, 2019, the Company extended the maturity on all outstanding notes to December 31, 2019.

During the year ended 2019, the Company entered into a note for $352,500 at 8% interest and a conversion rate of 82% of the lowest bid price during the 5 days previous to conversion. However, the note is not outstanding at this time.

During the year ended December 31, 2018, the Company issued a six-month fixed rate note with an interest rate of 12% for initially $275,000, subsequently increased to $300,000, for cash of $250,000. As of December 31, 2018, the balance on this note was $100,000. The loan was past maturity as of December 31, 2018. The loan was fully repaid as of December 31, 2019.

During the year ended December 31, 2018, the Company issued two six-month fixed rate notes with annual interest rates of 10% and accumulated principal balances of $1,650,000 for cash of $1,500,000. The first note for $1,100,000 matures on March 26, 2019 and the second note for $550,000 matured on June 17, 2019. The terms of the notes included additional interest payments of 2% on the fourth, fifth and sixth month anniversaries of the notes and, if not paid at maturity, a conversion to common stock feature at a rate of 68% of the lowest closing bid price during the 15 days previous to conversion.

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Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

During the years ended December 31, 2018, the Company issued Convertible Debentures (“Variable Debentures”) in amounts of $2,545,870 for cash of $836,000 with original terms of 6 to 12 months and interest rates ranging from 10% to 12% which contain variable conversion rates with a discount of 65% of the Company’s common stock based on the terms included in the Variable Debentures. During the year ended December 31, 2018, one variable Debenture was repaid in cash in amount of $283,000.

Debentures contain prepayment options which enable the Company to prepay the notes for periods of 0-180 days subsequent to issuance at a premium of 125-135%. The Company recorded a derivative liability as a result of the conversion feature. The derivative liability was allocated between a note discount, up to the value of the Variable Debenture, and interest expense for the excess, and the note discount is being amortized over the life of the Variable Debenture. During the years ended December 31, 2019 and 2018, the Company recorded $0 and $2,282,707 respectively, in discounts on these Variable Debentures. As of December 31, 2019, and 2018, the Variable Debentures outstanding had balances due of $5,090,642 and $5,315,795, respectively. Of these amounts outstanding, $5,090,642 and $2,891,925 of the Variable Debentures were past maturity at December 31, 2019 and 2018, respectively.

As of December 31, 2019, the Company had notes payable to related parties amounting to $165,000. Refer to Note 7– Related Party Transactions.

	As of December 31,
	2019	2018

Notes payable at beginning of period	$8,158,198	$7,356,144
Notes payable issued	2,101,000	3,131,870
Loan fees added to note payable	91,250	147,000
Settlements on note payable	-	(47,500)
Repayments of notes payable in cash	(235,000)	(555,500)
Less amounts converted to redeemable notes	(67,500)	(212,500)
Less amounts converted to stock	(3,173,153)	(1,661,316)
Notes payable at end of period	6,874,795	8,158,198
Less debt discount	(12,649)	(1,833,795)
	$6,862,146	$6,324,403

Notes payable issued to related parties	$165,000	$270,000
Notes payable issued to non-related party	$6,697,146	$6,054,403

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Endonovo Therapeutics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

The maturity dates on the notes payable are as follows:

Twelve months ending,	Non-related parties	Related parties	Total
Past due	$5,815,545	$165,000	$5,980,545
December 31, 2020	894,250	-	894,250
Total	$6,709,795	$165,000	$6,874,795

Acquisition Payable

In connection with the Company’s acquisition of IPR in 2012, IPR recorded a $155,000 long-term acquisition payable for costs that were not paid at closing. This payable is non-interest bearing and IPR agreed to make payments up to 25% of the proceeds from any private placement or gross profits earned by IPR until the obligation is satisfied. The percentage of the proceeds to be paid is at the sole discretion of IPR’s Chief Executive Officer and the ex-Chief Executive Officer of the Company based on the liquidity of the Company.

Effective Interest Rate

During the year ended December 31, 2019 and 2018, the Company’s effective interest rate was 95% and 104% respectively.

Note 6 - Shareholders’ Deficit

Preferred Stock

The Company has authorized 5,000,000 shares of preferred stock which have been designated as follows:

	Number of Shares Authorized	Number of Shares Outstanding at December 31, 2019	Par Value	Liquidation Value per Share
Series AA	1,000,000	25,000	$0.0010	-
Preferred Series B	50,000	600	$0.0001	100
Preferred Series C	8,000	1,814	$0.0001	1,000
Preferred Series D	20,000	255	$0.0001	1,000
Undesignated	3,922,000	-	-	-

Series AA Preferred Shares

On February 22, 2013, the Board of Directors of the Company authorized an amendment to the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), in the form of a Certificate of Designation that authorized the issuance of up to one million (1,000,000) shares of a new series of preferred stock, par value $0.001 per share, designated “Series AA Super Voting Preferred Stock,” for which the board of directors established the rights, preferences and limitations thereof.

Each holder of outstanding shares of Series AA Super Voting Preferred Stock shall be entitled to one hundred thousand (100,000) votes for each share of Series AA Super Voting Preferred Stock held on the record date for the determination of stockholders entitled to vote at each meeting of stockholders of the Company. As of December 31, 2019, and 2018, there were and 25,000 shares of Series AA Preferred stock outstanding.

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Notes to Consolidated Financial Statements (continued)

Series B Convertible Preferred Stock

On February 7, 2017, the Company filed a certificate of designation for 50,000 shares of Series B Convertible Preferred Stock designated as Series B (“Series B”) which are authorized and convertible, at the option of the holder, commencing six months from the date of issuance into common shares and warrants. For each share of Series B, the holder, on conversion, shall receive the stated value divided by 75% of the market price on the date of purchase of Series B and a three-year warrant exercisable into up to a like amount of common shares with an exercise price of 150% of the market price as defined in the Certificate of Designation. Dividends shall be paid only if dividends on the Company’s issued and outstanding Common Stock are paid and the amount paid to the Series B holder will be as though the conversion shares had been issued. The Series B holders have no voting rights. Upon liquidation, the holder of Series B, shall be entitled to receive an amount equal to the stated value, $100 per share, plus any accrued and unpaid dividends thereon before any distribution is made to Series C Secured Redeemable Preferred Stock or common stockholders. During the year ended December 31, 2018, 1,350 shares of Series B and 4,805 warrant shares have been issued of which 750 Series B shares, respectively, have been converted into 2,941common shares. There has been no activity during the year ended December 31, 2019. As of December 31, 2019, and 2018, there are 600 shares of Series B outstanding.

Series C Secured Redeemable Preferred Stock

On December 22, 2017, the Company filed a certificate of designation for 8,000 shares of Series C Secured Redeemable Preferred Stock (“Series C”). Each share of the C Preferred is entitled to receive a $20.00 quarterly dividend commencing March 31, 2018 and each quarter thereafter and is to be redeemed for the stated value, $1,000 per share, plus accrued dividends in cash (i) at the Company’s option, commencing one year from issuance and (ii) mandatorily as of December 31, 2019. The C Preferred does not have any rights to vote with the common stock. Upon liquidation, the holder of Series C, shall be entitled to receive an amount equal to the stated value, $1,000 per share, plus any accrued and unpaid dividends thereon before any distribution is made to common stockholders but after distributions are made to holders of Series B. Since the C Preferred is mandatorily payable, the obligation has been included in short term liabilities on the consolidated balance sheets as of December 31, 2019. The Company’s obligation to redeem the C Preferred is secured by a security interest in the RGN Assets.

For the years ended December 31, 2019 and 2018, the Company has sold 94 and 1,020 shares of Series C in units comprised of shares of C Preferred and common stock purchase warrants exercisable into up to 960 and 6,457 shares of common stock for consideration of $94,000 and $1,020,191 The warrants resulted in a debt discount after amortization of $776 and $180,712 at December 31, 2019 and 2018, respectively, and are recorded as a discount to the preferred stock liability on the consolidated balance sheets.

On January 29, 2020, the Company filed the amended and restated certificate of designation fort its Series C Secured Redeemable Preferred Stock. The amendment changed the rights of the Series C by (a) removing the requirement to redeem the Series C, (b) removing the obligation to pay dividends on the Series C, (c) Allowing the holders of shares of Series C to convert the stated value of their shares into common stock of the Company at 75% of the closing price of such common stock on the day prior to the conversion.

Series D Convertible Preferred Stock

On November 11, 2019, the Company filed a certificate of designation for 20,000 shares of Series D Convertible Preferred Stock designated as Series D (“Series D”), which are authorized and convertible, at the option of the holder, at any time from the date of issuance, into shares of common shares. On or prior to August 1, 2020, for each share of Series D, the holder, on conversion, shall receive a number of common shares equal to 0.01% of the Company’s issued and outstanding shares on conversion date and for conversion on or after August 2, 2020, the holder shall receive conversion shares as though the conversion date was August 1, 2020, with no further adjustments for issuances by the Company of common stock after August 1, 2020, except for stock split or reverse stock splits of the common stock.

The Series D holders have no voting rights. Upon liquidation, the holder of Series D, shall be entitled to receive an amount equal to the stated value, $1,000 per share, plus any accrued and unpaid dividends thereon before any distribution is made to common stockholders. During the year ended December 31, 2019, 255 shares of Series D have been issued. As of December 31, 2019, there are 255 shares of Series D outstanding.

Common Stock

On December 31, 2018, we entered into a non-transferrable Investment Agreement whereby the investor committed to purchase up to $10,000,000 of our common stock, over the course of 36 months. The aggregate number of shares issuable by us and purchasable by the investor under the Investment Agreement is 81,250. A registration statement for the sale of our common stock related to the Investment Agreement went effective on February 11, 2019.

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Notes to Consolidated Financial Statements (continued)

We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Investment Agreement. The maximum amount that we are entitled to put in any one notice is the greater of: (i) 200% of the average daily volume (U.S. market only) of the common stock for the three (3) trading days prior to the date of delivery of the applicable put notice, multiplied by the average of the closing prices for such trading days or (ii) $100,000. The purchase price shall be set at ninety-four percent (94%) of the lowest daily VWAP of our common stock during the Pricing Period. However, if, on any trading day during a Pricing Period, the daily VWAP of the common stock is lower than the floor price specified by us in the put notice, then we will withdraw that portion of the put amount for each such trading day during the Pricing Period, with only the balance of such put amount above the minimum acceptable price being put to the investor. There are put restrictions applied on days between the put notice date and the closing date with respect to that particular put. During such time, we are not entitled to deliver another put notice.

There are circumstances under which we will not be entitled to put shares to the investor, including the following:

● we will not be entitled to put shares to the investor unless there is an effective registration statement under the Securities Act to cover the resale of the shares by the investor;

● we will not be entitled to put shares to the investor unless our common stock continues to be quoted on the OTCQB market, or becomes listed on a national securities exchange;

● we will not be entitled to put shares to the investor to the extent that such shares would cause the investor’s beneficial ownership to exceed 4.99% of our outstanding shares; and

● we will not be entitled to put shares to the investor prior to the closing date of the preceding put.

In connection with the preparation of the Investment Agreement and the registration rights agreement, we incurred fees of $20,000.

In no event will we be obligated to register for resale more than $10,000,000 in value of shares of common stock, or 81,250 shares.

During the year ended December 31, 2019, the Company issued 17,900 shares of common stock in exchange for $168,343 cash pursuant to the Investment Agreement.

During the year ended December 31, 2019, the Company issued 728,057 shares of common stock for the conversion of notes and accrued interest in the amount of $7,533,318

During the year ended December 31, 2019, the Company issued 10,340 shares of common stock with a value of $159,850 related to services.

During the year ended December 31, 2019, the Company issued 754 shares of common stock valued at $12,122 related to the extension of outstanding notes and lock-up agreements;1,091 shares valued at $26,545 were issued as additional consideration for the issuance of two promissory notes totaling $336,000.

During the year ended December 31, 2018, the Company issued pursuant to a private placement offering 1,562 shares of common stock and the same number of warrants for cash of $60,000 and 2,000 shares of common stock for cash of $25,000. The Company also issued 92,773 shares of common stock for the conversion of notes and accrued interest in the amount of $3,440,725.

During the year ended December 31, 2018, the Company issued 477 shares of common stock valued at $17,194 related to the extension of outstanding notes and lock-up agreements; 1,000 shares valued at $22,200 were issued in connection with a $550,000 note payable; 2,941shares were issued on the conversion of Preferred Series B Stock; and 6,183 shares were issued for the cashless exercise of 6,200 warrant shares.

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Notes to Consolidated Financial Statements (continued)

The Company had entered into consulting agreements with various consultants for service to be provided to the Company. The agreements stipulated a monthly fee and a certain number of shares that the consultant vests in over the term of the contract. The consultant was issued a prorated number of shares of common stock at the beginning of the contract, which the consultant earned over a three-month period. At the anniversary of each quarter, the consultant was issued a new allotment of common stock during the first 3 years of engagement. In accordance with ASC 505-50 – Equity-Based Payment to Non-Employees, the common stock shares issued to the consultant were valued upon their vesting, with interim estimates of value as appropriate during the vesting period. During the years ended December 31, 2019 and 2018, the Company issued 10,340 shares of common stock with a value of $159,850 and 7,175 shares of common stock with a value of $224,785, respectively, related to these consulting agreements.

The Variable Debentures issued by the Company each have a provision requiring the Company to reserve a variable number of shares of common stock for when the holder of the Variable Debenture converts.

Stock Options

During the year ended December 31, 2019, the Company granted stock options to the Company’s Chief Medical Officer, exercisable into up to 5,280 shares of common stock with an exercise price of from $11.60 per share, and a weighted average remaining life of 3.38 years. These stock options were valued at $76,532 using the Black Scholes option pricing model. The stock options will vest in eight equal quarterly installments of 660 shares.

During the year ended December 31, 2018, the Company granted a stock option to independent contractor exercisable into up to 1,350 shares of common stock with an exercise prices ranging from $29.80 to $47.00 per share, lives of two to three years, and cashless exercise rights and were valued at $29,246 using the Black Scholes option pricing model. The stock options vest over four to twelve months. Share-based compensation expense for the years ended December 31, 2019, and 2018, totaled $31,012 and $15,459, respectively. At December 31, 2019, the total unrecognized deferred share-based compensation expected to be recognized over the remaining weighted average vesting periods of 0.47 years for outstanding grant was approximately $57,400.

The weighted average grant date fair value of stock options issued during the years ended December 31, 2019 and 2018 were $14.49 and $21.70 per share, respectively.

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Notes to Consolidated Financial Statements (continued)

Stock option activities for the years ended December 31, 2019 and 2018 are as follows:

	Options	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value
Outstanding at January 1, 2018	93,203	$28.48	3.96	$2,721,538
Granted	1,350	$34.26
Cancelled	-	$-
Exercised	-	$-
Outstanding at December 31, 2018	94,553	$28.71	2.94	$-

Granted	5,280	$11.60	3.38
Cancelled	-	$-
Exercised	-	$-
Outstanding at December 31, 2019	99,833	$27.81	2.02	$-

Exercisable at December 31, 2019	95,873	$28.48	1.95	$0.00

The balance of all stock options outstanding as of December 31, 2019 is as follows:

	Outstanding			Exercisable
		Weighted
		Average	Weighted		Weighted
Range of		Remaining	Average		Average
Exercise	Number	Contractual	Exercise	Number	Exercise
Prices	Outstanding	Life	Price	Exercisable	Price

Options
$54.00	19,250	7.30	$54.00	19,250	$54.00
$47.00	350	1.12	$47.00	350	$47.00
$29.80	1,000	0.61	$29.80	1,000	$29.80
$26.90	6,022	0.72	$26.90	6,022	$26.90
$21.60	67,931	0.56	$21.60	67,931	$21.60
$11.60	5,280	3.38	$11.60	1,320	$11.60
	99,833	2.02	$27.81	95,873	$28.48

Warrants

During the year ended December 31, 2019, in conjunction with the conversion of fixed rate promissory notes into Preferred C stock, the Company issued two-year common stock purchase warrants to acquire up to 960 shares of common stock with exercise prices ranging from $14.50 to $27.90 per share.

During the year ended December 31, 2018, in conjunction with the sale of Common Stock, the Company issued three-year common stock purchase warrants to acquire up to 2,138 shares of common stock with exercise prices ranging from $69 to $1,000 per share.

In addition, during the year ended December 31, 2017, the Company issued a five-year common stock purchase warrant to acquire up to 2,000 shares of common stock valued at $71,521 with an exercise price of $50 in conjunction with the issuance of notes payable; a two-year cashless common stock purchase warrant to acquire up to 6,200 shares of common stock valued at $380,750 for services provided with an exercise price of $0.1 per share which was subsequently exercised into 6,183 shares of common stock; two-year common stock purchase warrants to acquire up to 642 shares of common stock valued at $19,417 related to the extension of notes with exercise prices ranging from $36.80 to $37.00; and two and three-year common stock purchase warrants to acquire up to 11,263 shares of common stock with exercise prices ranging from $21.80 to $1,000.00 in conjunction with the issuance of preferred stock. Also, one common stock purchase warrant to acquire up to 300 shares of common stock expired during the year ended December 31, 2018.

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Notes to Consolidated Financial Statements (continued)

A summary of the status of the warrants granted under these agreements at December 31, 2019, and changes during the years ended December 31, 2019 and 2018 are presented below:

	Outstanding Warrants
		Weighted Average
		Exercise Price
	Shares	Per Share
Outstanding at January 1, 2018	61,808	$312.79
Granted	22,243	$180.49
Cancelled	(300)	$810.00
Exercised	(6,200)	$0.10
Outstanding at December 31, 2018	77,551	$297.92

Granted	960	$19.53
Cancelled	(5,025)	$122.46
Exercised		$
Outstanding at December 31, 2019	73,486	$306.28

Exercisable at December 31, 2019	73,486	$306.28

	Outstanding			Exercisable
		Weighted
		Average	Weighted		Weighted
Range of		Remaining	Average		Average
Exercise	Number	Contractual	Exercise	Number	Exercise
Prices	Outstanding	Life	Price	Exercisable	Price

Warrants

$14.50-50.00	24,294	1.40	$33.42	24,294	$33.42
$51.00-100.00	22,470	1.68	$75.66	22,470	$75.66
$101.25-239.00	6,010	1.60	$160.97	6,010	$160.97
$255.00-480.00	1,063	1.55	$320.22	1,063	$320.22
$562.30-1,000.00	19,649	0.89	$951.10	19,649	$951.10
	73,486	1.37	$306.29	73,486	$306.29

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Notes to Consolidated Financial Statements (continued)

Note 7 – Related Party Transactions

Three executive officers of the Company have agreed to defer a portion of their compensation until cash flow improves. As of December 31, 2019, and 2018, the balances of their deferred compensation was $898,475 and $933,150, which reflects $650,000 accrual of deferred compensation and $684,675 cash repayments of deferred compensation during the year ended December 31, 2019 and $840,000 accrual of deferred compensation, $829,275 cash repayments during the year ended December 31, 2018.

From time-to-time officers of the Company advance monies to the Company to cover costs. During the years ended December 31, 2019 and 2018, officers advanced $27,130  and $65,000 of funds to the Company of which $14,722 and $87,000 were repaid during the years then ended. Also, during the years ended December 31, 2019 and 2018 accrued interest was repaid in an amount of $17,000 and $20,400, respectively. The balance of short-term advances due to one officer and executive of the Company at December 31, 2019 and 2018 was $5,236 and $0, respectively and is included in the Company’s accounts payable balance as of December 31, 2019.

At December 31, 2019 and 2018, notes payable remain outstanding to one officer and former President of the Company, in the amounts of $165,000 and $270,000, respectively. At December 31, 2019 and 2018, accrued interest on these notes payable totaled $38,389 and $32,046, respectively, and are included in accrued expenses on the consolidated balance sheets.

Note 8 - Income taxes

The Company files income tax returns with the Internal Revenue Service (“IRS”) and various state jurisdictions. For jurisdictions in which tax filings are prepared, the Company is subject to income tax examinations by state tax authorities and federal tax authorities for all tax years.

The deferred tax assets are mainly comprised of net loss carryforwards. As of December 31, 2019, the Company had approximately $25,200,000 of federal net operating loss carryforwards, that it can use to offset a certain amount of taxable income in the future. Some of these federal net operating loss carryforwards begin to expire in 2030. The resulting deferred tax asset is offset by a 100% valuation allowance due to the uncertainty of its realization. Utilization of these net operating losses could be limited under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), and similar state laws based on ownership changes and the value of the Company’s stock.

A reconciliation of the provision for income tax expense with the expected income tax computed by applying the federal statutory income tax rate to income before provision for income taxes was as follows for the years ended December 31, 2019 and 2018:

	2019	2018
Income tax computed at federal statutory rate	-21.0%	-21.0%
State taxes, net of federal benefit	-7.1%	-7.1%
Non-Deductible expenses	15.0%	7.0%
Change in valuation allowance	13.1%	21.1%
Total	0.0%	0.0%

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Notes to Consolidated Financial Statements (continued)

The primary difference between income tax expense attributable to continuing operations and the amount of income tax expense that would result from applying domestic federal statutory rates to income before provision for income taxes relates to the change in the valuation allowance.

The Company has adopted the accounting standards that clarify the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold of more likely than not and a measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In making this assessment, a company must determine whether it is more likely than not that a tax position will be sustained upon examination, based solely on the technical merits of the position and must assume that the tax position will be examined by taxing authorities. Our policy is to include interest and penalties related to unrecognized tax benefits in income tax expense. Interest and penalties totaled $0 for the years ended December 31, 2019 and 2018.

Note 9 - Commitments and Contingencies

Legal matters

The Company may become involved in various legal proceedings in the normal course of business.

Note 10 - Concentrations

Sales

During the year ended December 31, 2019, we had three significant customers which accounted for 7.2%, 7.5% and 23.7% of sales. During the year ended December 31, 2018, we had three significant customers which accounted for 20%, 12% and 11% of sales.

Supplier

We also have a single source for our bioelectric medical devices, which account for 100% of our sales. The interruption of products provided by this supplier would adversely affect our business and financial condition unless an alternative source of products could be found.

Accounts Receivable

At December 31, 2019, we had three customers which accounted for 37%, 33% and 16% of our accounts receivable balances. At December 31, 2018, we had three customers which accounted for 42%, 30% and 28% of our accounts receivable balances.

Note 11 - Subsequent Events.

Subsequent to December 31, 2019, an aggregate of 5,402,619 shares of restricted common stock were issued on the conversion of $998,066 of principal and $134,480 of accrued interest pursuant to Variable Notes.

Subsequent to December 31, 2019, the Company issued 2,221,881 shares of common stock pursuant to the conversion of 1,052 Preferred C Shares.

Subsequent to December 31, 2019, the Company received $50,000 of cash from the issuance of 50 shares of Preferred D stock, which is convertible at the option of the holder.

Subsequent to December 31, 2019, the Company issued four variable debentures for an aggregate amount of $275,000, with maturity between 6 months to 1 year and carrying coupon of 8%. These debentures are convertible into shares of common stock at the option of the holders.

As a result of these issuances, the total number of common shares outstanding is 8,813,704, Preferred B shares outstanding is 600, Preferred C shares outstanding is 762 and Preferred D shares outstanding is 305.

On January 29, 2020, the Company filed the amended and restated certificate of designation fort its Series C Secured Redeemable Preferred Stock. The amendment changed the rights of the Series C by (a) removing the requirement to redeem the Series C, (b) removing the obligation to pay dividends on the Series C, (c) Allowing the holders of shares of Series C to convert the stated value of their shares into common stock of the Company at 75% of the closing price of such common stock on the day prior to the conversion.

The World Health Organization declared the Coronavirus outbreak a pandemic on March 11, 2020 and in the United States various emergency actions have been taken on the National, State and Local levels. The effects of this pandemic on the Company’s business are uncertain.

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